* = THE MATERIAL HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT AND SUCH MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                              CAMBRIDGE SOUNDWORKS, INC.

                     COMMON STOCK AND WARRANT PURCHASE AGREEMENT

    This Common Stock and Warrant Purchase Agreement (the "AGREEMENT") is made as of the 20th day of February, 1997 by and between Cambridge SoundWorks, Inc., a Massachusetts corporation (the "COMPANY") and Creative Technology Ltd., a Singapore corporation (the "PURCHASER").

    The parties hereby agree as follows:

    1.   PURCHASE AND SALE OF COMMON STOCK AND WARRANT.

         1.1 SALE AND ISSUANCE OF COMMON STOCK AND WARRANT. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to Purchaser at the Closing:
(i) 912,294 shares of Common Stock of the Company, at a purchase price of $5.25 per share, and (ii) a warrant to purchase 257,314 shares of Common Stock of the Company, in the form attached hereto as EXHIBIT A at a purchase price of $1,000 in the aggregate (the "WARRANT"). The shares of Common Stock issued to the Purchaser pursuant to this Agreement shall be hereinafter referred to as the "STOCK", and the shares of Common Stock issuable upon exercise of the Warrant shall be hereinafter referred to as the "WARRANT STOCK." The Stock, the Warrant and the Warrant Stock shall be hereinafter referred to as the "SECURITIES."

         1.2  CLOSING; DELIVERY.

              (a) The purchase and sale of the Stock and the Warrant shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 9:00 a.m., on February 28, 1997, or at such other time and place as the Company and the Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "CLOSING").

              (b) At the Closing, the Company shall deliver to Purchaser (i) a certificate representing the Stock being purchased thereby and (ii) the Warrant, against payment of the purchase price therefor by check or by wire transfer to the Company's bank account.

    2. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company has previously delivered to Purchaser true, accurate and complete copies of the following documents filed by the Company with the Securities and Exchange
Commission: Annual Report on Form 10-K for the period ended June 30, 1996 (the "10-K"), Quarterly Reports on Form 10-Q for the three-month period ended September 30, 1996 and December 29, 1996 (each a "10-Q"), and Definitive Proxy Statement dated September 27, 1996 (the "PROXY" and, collectively with the

10-K and the  10-Q's, the "SEC DISCLOSURE DOCUMENTS").

    The Company hereby represents, warrants and covenants to Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as EXHIBIT B, specifically identifying the relevant subsection hereof, which exceptions shall be deemed to be representations and warranties as if made hereunder:

         2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Massachusetts and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

         2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

              (a) 2,000,000 shares of Preferred Stock, of which none are issued and outstanding immediately prior to the Closing.

              (b) 10,000,000 shares of Common Stock, 2,889,399 of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved 257,314 shares of Common Stock for issuance upon exercise of the Warrant.

              (c) The Company has reserved 619,425 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1993 Stock Option Plan (the "Stock PLAN"). The Stock Plan has been duly adopted by the Board of Directors and approved by the Company's stockholders. Of such reserved shares of Common Stock, options to purchase an aggregate of 584,742 shares have been granted and are currently outstanding, and an aggregate of 34,683 shares of Common Stock remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

              (d) Except for the Warrant and the outstanding options issued pursuant to the Stock Plans, and except as set forth in the Investor Rights Agreement (as defined below), there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

         2.3 SUBSIDIARIES. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity.

         2.4 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this

Agreement, THE WARRANT, the Investor Rights Agreement, in the form attached hereto as Exhibit C (the "INVESTOR RIGHTS AGREEMENT"), THE VOTING AGREEMENT, IN THE FORM ATTACHED HERETO AS EXHIBIT D ("THE VOTING AGREEMENT"), and THE EXCLUSIVE DISTRIBUTION AGREEMENT, IN THE FORM ATTACHED HERETO AS EXHIBIT E (the "DISTRIBUTION AGREEMENT") (all such Agreements and the Warrant, together with this Agreement, are collectively referred to herein as the "AGREEMENTS"), the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Securities has been taken or will be taken prior to the Closing, and the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2.5 VALID ISSUANCE OF SECURITIES. The Stock and the Warrant that are being issued to the Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement and applicable state and federal securities laws. Based in part upon the representations of the Purchaser in this Agreement and subject to the provisions of Section 2.6 below, the Stock and the Warrant will be issued in compliance with all applicable federal and state securities laws. The Warrant Stock has been duly and validly reserved for issuance, and upon issuance in accordance with the terms of the Warrant, shall be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, the Investor Rights Agreement and applicable federal and state securities laws and, based in part on the representations and warranties of Purchaser set forth in Section 3 below, will be issued in compliance with all applicable federal and state securities laws.

         2.6 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "Securities Act").

         2.7 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, or that might result, either individually or in the aggregate, in any material adverse changes in the assets, condition or affairs of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for the foregoing. Neither the Company nor any of its subsidiaries is a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. Except as expressly set forth in the 10-K, there is no action, suit, proceeding or investigation by the Company or any of its subsidiaries currently pending or which the Company or any of its subsidiaries intends to initiate.

         2.8 PATENTS AND TRADEMARKS. The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, tradenames, copyrights, trade secrets, licenses, information and proprietary rights and processes necessary for its business as now conducted and as proposed to be conducted without any conflict with, or infringement of, the rights of others. Except as expressly set forth in the 10-K, the Company has not received any communications alleging that the Company has violated or, by conducting its business as proposed, would violate any of the patents, trademarks, service marks, tradenames, copyrights, trade secrets or other proprietary rights or processes of any other person or entity. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee's best efforts to promote the interest of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by the employees of the Company, nor the conduct of the Company's business as proposed, will, to the best of the Company's knowledge, conflict with or result in a breach of the terms, conditions, or provisions of, or constitute a default under, any contract, covenant or instrument under which any such employee is now obligated. The Company does not believe it is or will be necessary to use any inventions of any of its employees (or persons it currently intends to hire) made prior to their employment by the Company. Attached hereto in Schedule 2.8 of Exhibit B is a list of all registered trademarks of the Company, including the countries in which such trademarks are registered.

         2.9  COMPLIANCE WITH OTHER INSTRUMENTS AND APPLICABLE LAW.

              (a) The Company is not in violation or default of any provisions of its Articles of Organization (including any certificates of designation) or Bylaws or of any judgment, order, writ or decree by which it is bound or in any material manner of any instrument or contract to which it is a party or any provision of federal or state statute, rule or regulation applicable to the Company. The execution, delivery and performance of the Agreements and the consummation of the transactions contemplated hereby or thereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree or contract or an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company.

              (b) The Company has avoided every condition, and has not performed any act, the occurrence of which would result in the Company's loss of any right granted under any license, distribution or other agreement made prior to their employment by the Company.

         2.10 AGREEMENTS; ACTION.

              (a) Except as expressly disclosed in the Proxy, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, affiliates, or any affiliate thereof.

              (b) Except as reflected in the 10-Q for December 29, 1996, and except for agreements explicitly contemplated by the Agreements, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company or any of its subsidiaries is a party or by which it is bound that involve (i) obligations (contingent or otherwise) of, or payments to, the Company or any of its subsidiaries in excess of $25,000, other than purchase orders in individual amounts of less than $100,000 received in the ordinary course of business, (ii) the license of any patent, copyright, trade secret or other proprietary right to or from the Company or any of its subsidiaries, or
(iii) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person or affect the Company's exclusive right to develop, manufacture, assemble, distribute, market or sell its products.

              (c) Except as reflected in the 10-Q for December 29, 1996, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred any indebtedness for money borrowed or incurred any other liabilities individually in excess of $25,000 or in excess of $100,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

              (d) The Company is not a party to and is not bound by any contract, agreement or instrument, or subject to any restriction under its Articles of Organization or Bylaws, that adversely affects its business as now conducted or as proposed to be conducted, its properties or its financial condition.

              (e) The Company has not engaged in the past six (6) months in any discussion (i) with any representative of any corporation or corporations regarding the merger of the Company with or into any such corporation or corporations, (ii) with any representative of any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company would be disposed of, or
(iii) regarding any other form of liquidation, dissolution or winding up of the Company.

         2.11 DISCLOSURE. The Company has fully provided the Purchaser with all the information which the Purchaser has requested for deciding whether to acquire the Stock and the Warrant and all information which the Company believes is reasonably necessary to enable the Purchaser to make such a decision, including certain of the Company's projections describing its proposed business (collectively, the "Business Plan"). No representation or warranty of the Company contained in this Agreement and the exhibits attached hereto, any certificate furnished or to be furnished to Purchaser at the Closing, or the Business Plan (when read together) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. To the extent the Business Plan was prepared by management of the Company, the Business Plan and the financial and other projections contained in the Business

Plan were prepared in good faith; however, the Company does not warrant that it will achieve such projections.

              2.12 NO CONFLICT OF INTEREST. Except as expressly disclosed in the Proxy, the Company is not indebted, directly or indirectly, to any of its officers or directors or to their respective spouses or children, in any amount whatsoever other than in connection with expenses or advances of expenses incurred in the ordinary course of business or relocation expenses of employees. To the best of the Company's knowledge, none of the Company's officers or directors, or any members of their immediate families, directly or indirectly, indebted to the Company (other than in connection with purchases of the Company's stock) or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company except that officers, directors and/or stockholders of the Company may own stock in (but not exceeding two percent of the outstanding capital stock of) any publicly traded company that may compete with the Company. Except as expressly disclosed in the Proxy, to the best of the Company's knowledge, none of the Company's officers or directors or any member of their immediate families are, directly or indirectly, interested in any material contract with the Company. Except as expressly disclosed in the 10-K, the Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

         2.13 RIGHTS OF REGISTRATION AND VOTING RIGHTS. Except as contemplated in the Investor Rights Agreement, the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.
To the Company's knowledge, no stockholders of the Company have entered into any agreements with respect to the voting of capital shares of the Company.

              2.14 PRIVATE PLACEMENT. Subject in part to the truth and accuracy of the Purchaser's representations set forth in this Agreement, the offer, sale and issuance of the Securities as contemplated by this Agreement is exempt from the registration requirements of the Securities Act, and neither the Company nor any authorized agent acting on its behalf will take any action hereafter that would cause the loss of such exemption.

         2.15 TITLE TO PROPERTY AND ASSETS. Except as expressly disclosed in the 10-K, the Company owns its property and assets free and clear of all mortgages, liens, loans and encumbrances, except such encumbrances and liens which arise in the ordinary course of business and do not materially impair the Company's ownership or use of such property or assets. With respect to the property and assets it leases, the Company is in compliance with such leases and, to the best of its knowledge, holds a valid leasehold interest free of any liens, claims or encumbrances.

         2.16 FINANCIAL STATEMENTS.  The Company has made available to
Purchaser its audited financial statements (including balance sheet, income statement and statement of cash flows) for its fiscal years ended June 30, 1996, July 2, 1995, December 31, 1994 and December 31, 1993, and its unaudited financial statements (including balance sheet, income statement and statement of cash flows) for the three-month periods ended September 30, 1996 and

 December 31, 1996, all of which are included in the SEC Disclosure Documents (collectively, the "Financial Statements"). The Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except that such Financial Statements may not contain all footnotes required by generally accepted accounting principles. The Financial Statements fairly present the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject to normal year-end audit adjustments. The Company has no material liabilities, contingent or otherwise, other than
(i) liabilities incurred in the ordinary course of business subsequent to September 30, 1996 and (ii) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in the Financial Statements, which, in both cases, individually or in the aggregate are not material to the financial condition or operating results of the Company. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

         2.17 CHANGES.  Since December 29, 1996, there has not been:

              (a) any change in the assets, liabilities, financial condition or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, in the aggregate, materially adverse;

              (b) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the business, properties, prospects, or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

              (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;

              (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that is not material to the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted);

              (e) any material change to a material contract or agreement by which the Company or any of its assets is bound or subject;

              (f) any material change in any compensation arrangement or agreement with any employee, officer, director or stockholder;

              (g) any sale, assignment or transfer of any patents, trademarks, copyrights, trade secrets or other intangible assets;

              (h) any resignation or termination of employment of any officer or key employee of the Company; and the Company, to the best of its knowledge, does not know of any impending resignation or termination of employment of any such officer or key employee;

              (i) receipt of notice that there has been a loss of, or material order cancellation by, any major customer of the Company;

              (j) any mortgage, pledge, transfer of a security interest in, or lien, created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;

              (k) any loans or guarantees made by the Company to or for the benefit of its employees, officers or directors, or any members of their immediate families, other than travel advances and other advances made in the ordinary course of its business;

              (l) any declaration, setting aside or payment or other distribution in respect to any of the Company's capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company;

              (m) to the best of the Company's knowledge, any other event or condition of any character that might materially and adversely affect the business, properties, prospects or financial condition of the Company (as such business is presently conducted and as it is proposed to be conducted); or

              (n) any arrangement or commitment by the Company to do any of the things described in this Section 2.17.

         2.18 EMPLOYEE BENEFIT PLANS. Except as expressly set forth in the SEC Disclosure Documents, the Company does not have any Employee Benefit Plan as defined in the Employee Retirement Income Security Act of 1974.

         2.19 TAX RETURNS AND PAYMENTS. The Company has filed, or is under current extension for, all tax returns and reports as required by law. These returns and reports are true and correct in all material respects. The Company has paid all taxes and other assessments due. The Company is not subject to, nor has it received any notice of, any audits by any federal, state or local taxing authorities.

         2.20 INSURANCE. The Company has in full force and effect fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow it to replace any of its properties that might be damaged or destroyed.

         2.21 LABOR AGREEMENTS AND ACTIONS.

              (a) The Company is not bound by or subject to (and none of its assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or, to the knowledge of the Company, has sought to represent any of the employees, representatives or agents of the Company. There is no strike or other labor dispute involving the Company pending, or to the knowledge of the Company threatened, which could have a material adverse effect on the assets, properties, financial condition, operating results, or business of the Company (as such business is presently conducted and as it is proposed to be conducted), nor is the Company aware of any labor organization activity involving its employees.

              (b) The employment of each officer and employee of the Company is terminable at the will of the Company, and the Company has not entered into any oral or written agreements with any of its officers or employees that provide for severance or termination pay or acceleration of vesting on stock options or restricted stock.

              (c) The Company has complied in all material respects with all applicable state and federal equal employment opportunity laws and with other laws related to employment.

              (d) The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate such officer's or employee's employment with the Company, nor does the Company have any present intention to terminate the employment of any officer or key employee, or that any group of key employees. Each officer and key employee of the Company is currently devoting 100% of his or her business time attending to the affairs of the Company.

         2.22 PROPRIETARY INFORMATION AND INVENTIONS AGREEMENTS. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms delivered to the counsel for the Purchaser. The Company, after reasonable investigation, is not aware that any of its employees or consultants is in violation thereof, and the Company will use its best efforts to prevent any such violation. All consultants to or vendors of the Company with access to confidential information of the Company are parties to a written agreement substantially in the form or forms provided to counsel for the Purchaser under which, among other things, each such consultant or vendor is obligated to maintain the confidentiality of confidential information of the Company. The Company, after reasonable investigation, is not aware that any of its consultants or vendors are in violation thereof, and the Company will use its best efforts to prevent any such violation.

         2.23 PERMITS. The Company and each of its subsidiaries has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and believes that it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted. The Company is not in default in any material respect under any of such franchises, permits, licenses or other similar authority.

         2.24 CORPORATE DOCUMENTS. The Articles of Organization and Bylaws of the Company are in the form provided to counsel for the Purchaser. The copy of the minute books of the Company provided to the Purchaser's counsel contains minutes of all meetings of directors and stockholders and all actions by written consent without a meeting by the directors and stockholders since the date of incorporation and reflects all actions by the directors (and any committee of directors) and stockholders with respect to all transactions referred to in such minutes accurately in all material respects.

         2.25 REAL PROPERTY HOLDING CORPORATION. The Company is not a United States real property holding corporation within the meaning of Internal Revenue Code Section 897(c)(2) and any regulations promulgated thereunder.

         2.26 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to the best of its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation.

         2.27 SEC FILINGS.     The Company has made available to the Purchaser
a true and complete copy of each statement, report, registration statement (without exhibits) or other documents filed by the Company with the SEC (the "SEC FILINGS"), which are all the documents that the Company was required to file to date with the SEC. As of their respective filing dates, the SEC Filings complied or will comply in all material respects with the applicable requirements of the Exchange Act and/or the Securities Act, and none of the SEC Filings contained or will contain any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances in which they were made, not misleading except to the extent corrected by a subsequently filed SEC Filing.

    3. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. Purchaser hereby represents and warrants to the Company that:

         3.1 AUTHORIZATION. The Agreements, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms.

         3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with the Purchaser in reliance upon the Purchaser's representation to the Company, which by the Purchaser's execution of this Agreement, the Purchaser hereby confirms, that the Securities to be acquired by the Purchaser will be acquired for investment for the Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Securities. The Purchaser represents that it has full power and authority to enter into this Agreement. The Purchaser has not been formed for the specific purpose of acquiring the Securities.

         3.3 DISCLOSURE OF INFORMATION. The Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock and the Warrant with the Company's management and has had an opportunity to review the Company's facilities. The Purchaser understands that such discussions, as well as the written information issued by the Company, were intended to describe the aspects of the Company's business which it believes to be material.

         3.4 RESTRICTED SECURITIES. The Purchaser understands that the Securities have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations as expressed herein. The Purchaser acknowledges that the Securities must be held indefinitely unless subsequently registered under the Securities Act or an exemption from such registration is available.

         3.5  REGULATION S REPRESENTATIONS.

              (a) The Purchaser is not a "U.S. Person" as that term is defined in Regulation S promulgated under the Securities Act ("Regulation S") and is not acquiring the Stock for the account or benefit of a U.S. Person. Under Regulation S, with certain exceptions, "U.S. person" means: (i) any natural person resident in the U.S.; (ii) any partnership or corporation organized or incorporated under the laws of the U.S.; (iii) any estate of which any executor or administrator is a U.S. person; (iv) any trust of which any trustee is a U.S. person; (v) any agency or branch of a foreign entity located in the U.S.; (vi) any non discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. person;
(vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the U.S.; and (viii) any partnership or corporation if:
(A) organized or incorporated under the laws of any foreign jurisdiction; and
(B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated and owned by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts.

              (b) Without in any way limiting the representations set forth above, the Purchaser further agrees not to make any disposition of all or any portion of the Stock (and the Common Stock issuable upon conversion thereof) unless and until:

                   (i) Such disposition is in accordance with Regulation S or any other exemption from the registration requirements of the Securities Act, or

                   (ii) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement.

              (c) The Company agrees not to register the transfer of the Securities unless such transfer is made in accordance with the requirements of Regulation S.
         3.6 LEGENDS. The Purchaser understands that the Securities, and any securities issued in respect thereof or exchange therefor, may bear one or all of the following legends:

              (a)  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT
BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933 (the "ACT"), AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

              (b) Any legend required by the Blue Sky laws of any state to the extent such laws are applicable to the shares represented by the certificate so legended.

         3.7 ACCREDITED INVESTOR. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Act.

    4. CONDITIONS OF THE PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

         4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

         4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

         4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to the Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled. The Clerk of the Company shall deliver to the Purchaser a certificate authenticating the Company's Articles of Organization, the Company's Bylaws and the adoption and continuing effect of appropriate resolutions of the Board of Directors authorizing and approving the execution, delivery and performance of the Agreements and all other documents delivered in connection pursuant to the Agreements and the consummation of the transactions contemplated under the Agreements.

         4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing.

         4.5 OPINION OF COMPANY COUNSEL. The Purchaser shall have received from Peabody & Arnold, counsel for the Company, an opinion, dated as of the Closing, in substantially the form of Exhibit F.

         4.6 INVESTOR RIGHTS AGREEMENT. THE COMPANY AND PURCHASER SHALL HAVE EXECUTED AND DELIVERED THE INVESTOR RIGHTS AGREEMENT IN SUBSTANTIALLY THE FORM ATTACHED AS EXHIBIT C, the Voting Agreement in substantially the form attached as Exhibit D and the Distribution Agreement in substantially the form attached as Exhibit E..

    5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

         5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Section 3 shall be true and correct on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

         5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

         5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Stock and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing.

    6.   OTHER AGREEMENTS.

         6.1 DISTRIBUTION AGREEMENT; PURCHASE ORDER. Upon Closing, the Purchaser and the Company shall enter into the Distribution Agreement on the terms set forth in Exhibit E hereto. In addition, pursuant to and on the terms set forth in such distribution agreement, within twenty days following the date of the Closing, the Purchaser shall issue a blanket purchase order to the Company relating to the Purchaser's purchase of at least * of the Company's products during the twelve months following the date hereof. Concurrently therewith and on the terms set forth in such Distribution Agreement, the Purchaser shall deliver to the Company funds in the amount of * , to be applied against purchase orders issued by the Purchaser to the Company as set forth in
Section 4.1(c) of the Distribution Agreement.

         6.2 KEY MAN INSURANCE. Within thirty days after the Closing Date, the Company shall apply for, and thereafter shall use its best efforts to obtain, $1,000,000 of key man insurance on the life of Tom DeVesto.

    7.   MISCELLANEOUS.

         7.1 SURVIVAL OF WARRANTIES. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and the Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing.

         7.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         7.3 GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Massachusetts, without giving effect to principles of conflicts of law.

         7.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         7.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         7.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, addressed to the party to be notified at such party's address as set forth below or on Exhibit A hereto, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Peabody & Arnold, 50 Rowes Wharf, Boston, MA 02110 (attn: Joseph D.S. Hinkley), or (b) if to the Purchaser, to the attention of Ng Keh Long, Chief Financial Officer, with copies to Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025 (attn: Donald M. Keller, Jr.) and to Creative Labs, 1901 McCarthy Blvd., Milpitas, CA 95035 (attn: General Counsel).

         7.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

         7.8 EXPENSES. Each of the Company and the Purchaser shall pay their own expenses and fees incurred with respect to the Agreements, the documents referred to in the Agreements and the transactions contemplated under the Agreements.

         7.9 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         7.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended with the written consent of the Company and the Purchaser. Any amendment or waiver effected in accordance with this Section 7.10 shall be binding upon each transferee of the Securities, each future holder of all such Securities, and the Company.

         7.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

         7.12 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any holder of any of the Securities, upon any breach or default of the Company under this Agreement, shall impair any such right, power or remedy of such holder nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any holder of any breach or default under this Agreement, or any waiver on the part of any holder of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any holder, shall be cumulative and not alternative.

         7.13 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements existing between the parties hereto are expressly canceled.

                               [Signature Pages Follow]

    The parties have executed this Common Stock and Warrant Purchase Agreement as of the date first written above.

                             COMPANY:

                             CAMBRIDGE SOUNDWORKS, INC.

                             By:
                                ---------------------------
                             Name:
                             (print)
                                  -------------------------
                             Title:

                             Address:  311 Needham Street
                                       Newton, MA  02164



                             PURCHASER:

                             CREATIVE TECHNOLOGY LTD.

                             By:
                                ---------------------------
                             Name:
                             (print)
                                  -------------------------
                             Title:


                             Address:  67 Ayer Rajah Crescent
                                       #03-18
                                       Singapore 139950

                                       EXHIBITS


    Exhibit A -    Form of Warrant

    Exhibit B-     Schedule of Exceptions to Representations and Warranties

    Exhibit C -    Form of Investor Rights Agreement

    Exhibit D -    Voting Agreement

    Exhibit E -    Form of Distribution Agreement

    Exhibit F -    Form of Legal Opinion of Peabody & Arnold

                                      EXHIBIT A

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE UNITED STATES OR TO U.S. PERSONS IN THE ABSENCE OF COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OF 1933 (the "ACT"), AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT.

Date of Issuance:  February 28, 1997

                              CAMBRIDGE SOUNDWORKS, INC.
                            COMMON STOCK PURCHASE WARRANT

    Cambridge SoundWorks, Inc., a Massachusetts corporation (the "COMPANY"), for value received, hereby certifies that Creative Technology Ltd., or its registered assigns (the "REGISTERED HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Company up to 257,314 shares in the aggregate of Common Stock of the Company, at a purchase price of $6.00 per share. This Warrant has been issued in connection with that certain Common Stock and Warrant Purchase Agreement dated as of February 20, 1997 (the "PURCHASE AGREEMENT"), between the Company and Creative Technology Ltd. ("CREATIVE"), and the Exclusive Distribution Agreement dated as of February 28, 1997 (the "DISTRIBUTION AGREEMENT"), between the Company and Creative.

    The number of shares purchasable upon exercise of this Warrant, and the purchase price per share, each as adjusted from time to time pursuant to the provisions of this Warrant, are hereinafter referred to as the "COMMON STOCK" and the "PURCHASE PRICE," respectively. This Warrant shall expire and no longer be exercisable on February 28, 2001 (the "EXPIRATION DATE").

    1.   EXERCISE.

              (a) This Warrant shall become exercisable by the Registered Holder only if, and at such time as, the following conditions have been satisfied:

                   (i) Within twenty days from the date of issuance of this Warrant, the Company shall have received a blanket purchase order issued by Creative (including entities affiliated with Creative), relating to the purchase by Creative of an aggregate of at least * of the Company's products during the twelve months following the date of issuance of this Warrant, on the terms set forth in the Distribution Agreement; AND

                   (ii) Concurrently with the issuance of such purchase order, Creative Technology Ltd. shall deliver funds in the amount of * to the Company, to be applied * , in accordance with Section 4.1(c) of the Distribution Agreement.

              (b)  Upon satisfaction of the conditions set forth in Section
1(a) above, this Warrant may be exercised by the Registered Holder at any time prior to the Expiration Date, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as

EXHIBIT A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Company, or at such other office or agency as the Company may designate, accompanied by payment in full by cash, check or wire transfer of the Purchase Price payable in respect of the number of shares of Common Stock purchased upon such exercise.

              (c) Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Company as provided in Section 1(b) above. At such time, the person or persons in whose name or names any certificates for Common Stock shall be issuable upon such exercise as provided in Section 1(e) below shall be deemed to have become the holder or holders of record of the Common Stock represented by such certificates.

              (d)  NET ISSUE EXERCISE.

                   (i) In lieu of exercising this Warrant in the manner provided above in Section 1(b), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election in which event the Company shall issue to holder a number of shares of Common Stock computed using the following formula:

                   X =  Y (A - B)
                        --------
                             A
Where    X = The number of shares of Common Stock to be issued to the
              Registered Holder.

              Y = The number of shares of Common Stock purchasable under this Warrant (at the date of such calculation).

              A = The fair market value of one share of Common Stock (at the date of such calculation).

              B = The Purchase Price (as adjusted to the date of such calculation).

                   (ii) For purposes of this Section 1(d), the fair market value of Common Stock as of the date of the foregoing calculation shall be determined as follows:

                        (A) If the shares of the Company's Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the fair market value of Common Stock shall be the average of the daily closing prices for the 10 trading days before such date. The closing price for each day shall be the last sale price on such date or, if no such sale takes place on such date, the average of the closing bid and asked prices on such date, in each case as officially reported on the principal national securities exchange or national market system on which such shares are then listed, admitted to trading or traded;

                        (B) If no shares of the Company's Common Stock are then listed or admitted to trading on any national securities exchange or traded on any national market system, the fair market value of Common Stock shall be the average of the reported closing bid and asked prices thereof for the 10 trading days before such date in the over-the-counter market as shown by the National Association of Securities Dealers automated quotation system or, if such shares are not then quoted in such system, as published by the National Quotation Bureau, Incorporated or any similar successor organization, and in either case as reported by any member firm of the New York Stock Exchange selected by the Registered Holder;

                        (C) If no shares of the Company's Common Stock are then listed or admitted to trading on any national exchange or traded on any national market system, and if no closing bid and asked prices thereof are then so quoted or published in the over-the-counter market, then the fair market value of a share of Common Stock shall be as mutually agreed by the Company and the Registered Holder. In the event that the Company and the Registered Holder are unable to mutually agree upon the fair market value, then: (1) if the aggregate value of the shares being surrendered pursuant to this Section 1(d) asserted by the Registered Holder is not more than $15,000 greater than the value asserted by the Company, then the fair market value of a share shall be the sum of (x) the value of a share asserted by the Company and (y) 50% of the difference between the value of a share asserted by the Company and the value of a share asserted by the Registered Holder, and (2) if the aggregate value asserted by the Registered Holder is more than $15,000 greater than the value asserted by the Company, the Company and such Registered Holder shall, within 5 days from the date that either party determines that they cannot agree, jointly retain a valuation firm satisfactory to each of them. Such firm shall determine, within 30 days of being retained, the fair market value of a share of Common Stock and deliver its opinion in writing to the Company and to the Registered Holder as to the fair value. The determination so made shall be conclusive and binding on the Company and the Registered Holder. The fees and expenses for such determination made by such firm shall be shared equally by the Company and the Registered Holder.

              (e) As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct:

                   (i) a certificate or certificates for the number of shares of Common Stock to which such Registered Holder shall be entitled, and

                   (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(b) above.

    2.   ADJUSTMENTS.

              (a) If outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price, the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

              (b) In case of any reclassification or change of the outstanding securities of the Company or of any reorganization of the Company (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the holder of this Warrant, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in paragraph (a); and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

              (c) When any adjustment is required to be made in the Purchase Price, the Company shall promptly mail to the Registered Holder a certificate setting forth the Purchase Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such certificate shall also set forth the kind and amount of stock or other securities or property into which this Warrant shall be exercisable following the occurrence of any of the events specified in Section 2(a) or (b) above.

    3.   TRANSFERS.

               (a) Each holder of this Warrant acknowledges that this Warrant and the Common Stock of the Company have not been registered under the Securities Act, and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant or any Common Stock issued upon its exercise in the absence of (i) an effective registration statement under the Act as to this Warrant or such Common Stock and registration or qualification of this Warrant or such Common Stock under any applicable Blue Sky or state securities law then in effect, or (ii) an opinion of counsel, satisfactory to the Company, that such registration and qualification are not required. Each certificate or other instrument for Common Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

              (b) Subject to the provisions of Section 3(a) hereof, this Warrant and all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of EXHIBIT B hereto) at the principal office of the Company.

              (c) Until any transfer of this Warrant is made in the warrant register, the Company may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if and when this warrant is properly assigned in blank, the Company may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

              (d) The Company will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Company requesting such change.

    4. NO IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

    5. LIQUIDATING DIVIDENDS. If the Company pays a dividend or makes a distribution on the Common Stock payable otherwise than in cash out of earnings or earned surplus (determined in accordance with generally accepted accounting principles) except for a stock dividend payable in shares of Common Stock ( a "LIQUIDATING DIVIDEND"), then the Company will pay or distribute to the Registered Holder of this Warrant, upon the exercise hereof, in addition to the Common Stock purchased upon such exercise, the Liquidating Dividend which would have been paid to such Registered Holder if he had been the owner of record of such shares of Common Stock immediately prior to the date on which a record was taken for such Liquidating Dividend or, if no record was taken, the date as of which the record holders of Common Stock entitled to such dividends or distribution were determined.

    6.   NOTICES OF CERTAIN TRANSACTIONS.  In case:

              (a) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

              (b) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation or merger of the Company, any consolidation or merger of the Company with or into another corporation (other than a consolidation or merger in which the Company is the surviving entity), or any transfer of all or substantially all of the assets of the Company, or

              (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Company, or

              (d)  of any redemption of the Common Stock of the Company,

              then, and in each such case, the Company will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be, (i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation, winding-up, redemption or conversion). Such notice shall be mailed at least ten (10) days prior to the record date or effective date for the event specified in such notice.

    7. RESERVATION OF STOCK. The Company will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Common Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

    8. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of this Warrant or Warrants, properly endorsed, to the Company at the principal office of the Company, the Company will, subject to the provisions of Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Company's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

    9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Company, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Company will issue, in lieu thereof, a new Warrant of like tenor.

    10. MAILING OF NOTICES. Any notice required or permitted by this Warant shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, addressed to the party to be notified at such party's address as set forth below or on the signature page hereto, or as subsequently modified by written notice, and (a) if to the Company, to the address set forth below or subsequently modified by written notice to the Registered Holder, with a copy to Peabody & Arnold, 50 Rowes Wharf, Boston, MA 02110 (attn: Joseph D.S. Hinkley), or (b) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Company (attn: Ng Keh Long, Chief Financial Officer), with copies to Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025 (attn: Donald M. Keller, Jr.) and to Creative Labs, 1901 McCarthy Blvd., Milpitas, CA 95035 (attn: General Counsel).

    11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Company.

    12. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Company shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Company's Board of Directors.

    13. AMENDMENT OR WAIVER. Any term of this Warrant may be amended or waived only by an instrument in writing signed by the party against which enforcement of the amendment or waiver is sought.

    14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

    15. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of Massachusetts, without giving effect to principles of conflicts of law.

                             CAMBRIDGE SOUNDWORKS, INC.


                             By
                               -----------------------------------------

                             Address:  311 Needham Street
                                       Newton, MA  02164

                                      EXHIBIT A

                                    PURCHASE FORM


To: CAMBRIDGE SOUNDWORKS, INC.              Dated:

    The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby irrevocably elects to (select one):

    (a) purchase _______ shares of the Common Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant; or

    (b) exercise on a net issue basis ________ shares of the Common Stock covered by such Warrant pursuant to Section 1(d) of the Warrant.



                             Signature:
                                       --------------------------
                             Address:
                                     ----------------------------

                                      EXHIBIT B

                                   ASSIGNMENT FORM

FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, unto:

    Name Of Assignee    Address                            No. Of Shares
    ----------------    -------                            -------------




Dated:                                 Signature:
     -------------------                         --------------------

                                                 --------------------

                                       Witness:
                                                 --------------------

                                      EXHIBIT B

                                SCHEDULE OF EXCEPTIONS

SECTION 2.7

    John Polcari, a former employee and consultant for the Company, has threatened to sue the Company on the basis that the Company has breached the terms of a software license agreement entered into with him and his company. Polcari and his company helped develop the Company's point of sale control software and related systems. Although the Company is in the process of settling Polcari's claim, it believes that any suit would not have a material adverse effect on the Company or its business. Copies of correspondence between Polcari's counsel and counsel for the Company are attached hereto.

    The Company recently received notice of a claim by Yvonne Eashman, a California woman who is threatening to sue the Company and ten other consumer electronics companies doing business in California for alleged violations of the California Business and Professions Code relating to consumer credit practices. The Company has furnished a copy of this claim to the Purchaser.

SECTION 2.8

    The Company received notice from Ringling Bros. and Barnum & Bailey Circus that the Company's use of the slogan "The Greatest Speaker Sale on Earth"
infringed the slogan "The Greatest Show on Earth."   The Company denied that any
infringement occurred and Ringling has not pursued the matter further.   A copy
of applicable correspondence is attached hereto.

    U.S. REGISTERED TRADEMARKS

    Ensemble
    Ensemble by Henry Kloss
    Ensemble by Henry Kloss and Design
    Ambiance
    Ambiance by Henry Kloss
    Ambiance by Henry Kloss and Design
    Cambridge Soundworks (goods and services)
    Model Eleven
    Bass Case
    The Surround and Design
    Soundworks
    Soundworks by Henry Kloss

SECTION 2.10

    (b)(i) See schedule of invoices, disbursements and cash receipts attached hereto.

    (b)(ii) The Company and Roy Allison Laboratories ("Allison") entered into a Consulting and License Agreement dated as of May 30, 1996 pursuant to which Allison licensed to the Company the right to use the mark "Roy Allison Designs" in connection with speaker products that Allison designs for the Company. The Company has furnished a copy of this agreement to the Purchaser.

    (b)(iii) During 1996, the Company offered written exclusive distributor agreements to the following companies in and for the countries indicated:
Metec(Germany), Fraba France(France), Definitive Audio Srl.(Italy), Betta Sistema Acusticos(Mexico), Dynamic Audio(Thailand). None of these agreements with the exception of the Dynamic Audio agreement have been signed by either the Company or to our knowledge signed by the distributors and none have been returned to the Company. The agreement with Dynamic Audio was signed and returned and a copy has been furnished to the Purchaser. The quantity of products sold for each country has been furnished to Purchaser separately.

    (c)(ii) See schedule of invoices, disbursements and cash receipts attached hereto.


SECTION 2.15

    Associated Project Control, Inc. ("APC") was engaged by the Company to construct the tenant fit-up for a number of its retail stores. APC was paid $1,083,817 out of an agreed upon total fee of $1,172,439. The Company retained as "holdback" $88,622, which it continues to hold. The Company has been informed by various subcontractors that APC did not pay them for their materials or labor on these projects. The Company has been informed of claims against APC on the Company jobs totalling $345,887.42 despite the fact that the Company has paid all sums due to APC other than the holdback. APC recently filed a Chapter 7 Bankruptcy Petition in the United States Bankruptcy Court in Boston, Massachusetts. The Company expects that all unpaid subcontractors will be filing claims with the Bankruptcy Court and that the Company will also be filing a claim for damages incurred by it.

    Several of these subcontractors have filed liens against the Company in amounts now totalling $160,777.42, plus interest at 10.25% from November 18, 1996. The Company is not certain whether these liens are valid but intends to challenge any attempt to make the Company pay for the same work twice. Nevertheless, the Company could be found liable for payment of the full amount of some or all of the aforementioned liens (and other claims if valid liens have been filed without the Company's knowledge or are filed in the future) with potential liability, after using the holdback to the extent permitted to do so by the Bankruptcy Court, being approximately $257,265.42 (plus any interest which may be due). The likelihood of obtaining a payment for any damages out of the bankrupt estate is uncertain.

SECTION 2.17

    (f) The Company has entered into a new three year employment agreement with Thomas J. DeVesto, its President and CEO, effective February 18, 1997, pursuant to which his annual base salary has been increased to $385,000. A copy of this Agreement has been furnished to the Purchaser.

    (i) Purchases by Best Buy Co., Inc. pursuant to its Exclusive Retailer Agreement with the Company have decreased to such a level that the Company
believes it would be permitted to terminate that agreement.   The Company and
Best Buy have had discussions regarding the winding down of their relationship, although the Company has not yet notified Best Buy that it intends to terminate the agreement. The Company does not expect to sell to Best Buy a material quantity of products during the remainder of the current fiscal year.

SECTION 2.18

    The Company offers to its employees health, life, LTD, and STD insurance plans, a 401(k) plan as well as a vacation, holiday and sick day policy. A summary of these benefits has been furnished to the Purchaser. The Company also plans to offer a dental plan to its employees effective March 1, 1997.

SECTION 2.19

    The Company has filed with the Internal Revenue Service and the respective departments of revenue of each state in which its stores are located an
extension to file its tax returns for the period ending June 30, 1996.   The
Company plans to file all such returns by March 15, 1997

SECTION 2.21

    (b)  See exception to Section 2.17(f)

SECTION 2.22

    Forms of nondisclosure agreements for both Company employees and consultants have been furnished to the Purchaser.

    Henry Kloss, the former chairman of the Company, has executed a form of nondisclosure agreement, a copy of which has been furnished to the Purchaser. He is presently serving the Company as a consultant at-will.

    John Polcari, a former employee and consultant to the Company, has not executed a form of nondisclosure agreement.

                                      EXHIBIT C

                              CAMBRIDGE SOUNDWORKS, INC.

                              INVESTOR RIGHTS AGREEMENT


    This Investor Rights Agreement (the "AGREEMENT") is made as of the 28th day of February, 1997, by and among Cambridge SoundWorks, Inc., a Massachusetts corporation (the COMPANY") and Creative Technology Ltd., a Singapore corporation (the "INVESTOR").

                                       RECITALS

    The Company and the Investor have entered into a Common Stock and Warrant Purchase Agreement (the "PURCHASE AGREEMENT") of even date herewith pursuant to which the Company desires to sell to the Investor and the Investor desires to purchase from the Company shares of the Company's Common Stock (the "COMMON SHARES") and a warrant (the "WARRANT") to purchase shares of the Company's Common Stock (the "WARRANT SHARES," and together with the Common Shares, the "STOCK"). A condition to the Investor's obligations under the Purchase Agreement is that the Company and the Investor enter into this Agreement in order to provide the Investor with (i) certain rights to register the Common Shares and the Warrant Shares (when and if issued) held by the Investor, (ii) certain rights to receive or inspect information pertaining to the Company, and
(iii) a right of first offer with respect to certain issuances by the Company of its securities.

                                      AGREEMENT

                         The parties hereby agree as follows:

    1.   REGISTRATION RIGHTS.

    The Company and the Investor covenant and agree as follows:

         1.1  DEFINITIONS.

    For purposes of this Section 1:

              (a) The terms "REGISTER," "REGISTERED," and "REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Securities Act of 1933, as amended (the "ACT"), and the declaration or ordering of effectiveness of such registration statement or document;

              (b)  The term "REGISTRABLE SECURITIES" means (i) the Stock, and
(ii) any other shares of Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, the Stock; PROVIDED, HOWEVER, that the foregoing definition shall exclude in all cases any Registrable Securities sold by a person in a transaction in which its rights under this Agreement are not
assigned.   Notwithstanding the foregoing, Common Stock or other securities shall only be treated as Registrable Securities if and so long as they have not been (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction, or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale;

              (c) The number of shares of "REGISTRABLE SECURITIES THEN OUTSTANDING" shall equal the sum of the number of shares of Common Stock outstanding which are Registrable Securities plus the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities which are Registrable Securities;

              (d) The term "HOLDER" means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof;

              (e) The term "FORM S-3" means such form under the Act as in effect on the date hereof or any successor form under the Act; and

              (f)  The term "SEC" means the Securities and Exchange Commission.

         1.2  REQUEST FOR REGISTRATION.

              (a) If the Company shall receive at any time after the date hereof a written request from the Holders of Registrable Securities that the Company file a registration statement (which may be on Form S-1 or Form S-3, if the Company is eligible for Form S-3) under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, of at least $500,000, then the Company shall, within ten (10) days of the receipt thereof, give written notice of such request to all Holders and shall, subject to the limitations of subsection 1.2(b), use its best efforts to effect as soon as practicable, and in any event within 60 days of the receipt of such request, the registration under the Act of all Registrable Securities which the Holders request to be registered within twenty (20) days of the mailing of such notice by the Company in accordance with Section 4.5.

              (b) If the Holders initiating the registration request hereunder ("INITIATING HOLDERS") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by a majority in interest of the Initiating Holders and shall be reasonably acceptable to the Company. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the

Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; PROVIDED, HOWEVER, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

              (c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 120 days after receipt of the request of the Initiating Holders; PROVIDED, HOWEVER, that the Company may not utilize this right more than once in any twelve-month period.

              (d) In addition, the Company shall not be obligated to effect, or to take any action to effect, more than two (2) registrations pursuant to this Section 1.2, provided that each such registration has been declared or ordered effective.

         1.3  COMPANY REGISTRATION.

         If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan or a transaction covered by Rule 145 under the Act, a registration in which the only stock being registered is Common Stock issuable upon conversion of debt securities which are also being registered, or any registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.8, cause to be included in such registration, and to effect the registration of, all of the Registrable Securities that each such Holder has requested to be registered.

         1.4  OBLIGATIONS OF THE COMPANY.

         Whenever required under this Agreement to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

              (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to one year.

              (b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for up to one year.

              (c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

              (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

              (e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

              (f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, such obligation to continue for one year.

              (g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed.

              (h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

              (i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this
Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this
Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and
(ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

         1.5  FURNISH INFORMATION.

         It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. The Company shall have no obligation with respect to any registration requested pursuant to
Section 1.2 or Section 1.12 of this Agreement if, as a result of the application of the preceding sentence, the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

         1.6  EXPENSES OF DEMAND REGISTRATION.

         All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to
Section 1.2, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company, and the reasonable fees and disbursements of one counsel for the selling Holders shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness following disclosure by the Company of such material adverse change, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2.

         1.7  EXPENSES OF COMPANY REGISTRATION.

         The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers' and accounting fees relating or apportionable thereto and the reasonable fees and disbursements of one counsel for the selling Holders selected by them with the approval of the Company, which approval shall not be unreasonably withheld, but excluding underwriting discounts and commissions relating to Registrable Securities.

         1.8  UNDERWRITING REQUIREMENTS.

         In connection with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under Section 1.3 to include any of the Holders' securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in
Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership or corporation, the partners, retired partners and stockholders of such holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "SELLING STOCKHOLDER," and any pro-rata reduction with respect to such "selling stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "selling stockholder," as defined in this sentence.

         1.9  DELAY OF REGISTRATION.

         No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this
Section 1.

         1.10 INDEMNIFICATION.

         In the event any Registrable Securities are included in a registration statement under this Section 1:

              (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Act, the Exchange Act or any state securities law; and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person.

              (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder.

              (c)  Promptly after receipt by an indemnified party under this
Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this
Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

              (d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, that, in no event shall any contribution by a Holder under this Subsection 1.10(d) exceed the net proceeds from the offering received by such Holder, except in the case of willful fraud by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

              (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              (f)  The obligations of the Company and Holders under this
Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

         1.11 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934.

         With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

              (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public so long as the Company remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act;

              (b) take such action, including the voluntary registration of its Common Stock under Section 12 of the Exchange Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

              (c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the Exchange Act; and

              (d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the Exchange Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

         1.12 FORM S-3 REGISTRATION.

         In case the Company shall receive from any Holder or Holders of not less than twenty percent (20%) of the Registrable Securities then outstanding a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

              (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

              (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12:
(1) if Form S-3 is not available for such offering by the Holders; (2) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $500,000; (3) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than 120 days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve month period; (4) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations for the Holders pursuant to this Section 1.12 or Section 1.2, collectively; or
(5) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

              (c) Subject to the foregoing, the Company shall file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printers' and accounting fees and the reasonable fees and disbursements of counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters' discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

         1.13 ASSIGNMENT OF REGISTRATION RIGHTS.

         The rights to cause the Company to register Registrable Securities pursuant to this

Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of at least 456,142 shares of such securities, provided the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; and provided, further, that such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a corporation who are constituent shareholders, majority owned subsidiaries or parent corporations holding a majority ownership interest of such corporation shall be aggregated together and with such corporation; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under Section 1.

         1.14 LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS.

         From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the outstanding Registrable Securities, enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder to include such securities in any registration filed under Section 1.2 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of its securities will not reduce the amount of the Registrable Securities of the Holders which is included.

         1.15 TERMINATION OF REGISTRATION RIGHTS.

         No Holder shall be entitled to exercise any right provided for in this
Section 1 after such time as Rule 144 or another similar exemption under the Act is available for the sale of all of such Holder's shares during a three
(3)-month period without registration.

    2.   PREEMPTIVE RIGHTS.

         2.1 For so long as the Investor holds at least 456,142 shares of Stock (as adjusted for stock splits, etc.), the Investor shall be entitled to a right of first refusal to purchase, on a pro rata basis, all or any part of New Securities (as defined below) which the Company may, from time to time, propose to sell and issue, subject to the terms and conditions set forth below. The pro rata share of the Investor shall equal a fraction, the numerator of which is the number of shares of Common Stock then held by the Investor or issuable upon exercise or conversion of any options, rights, warrants or other convertible securities then held by the Investor, and the denominator of which is the total number of shares of Common Stock then outstanding plus the number of shares of Common Stock issuable upon exercise of then outstanding options, rights or warrants or any other then outstanding convertible securities.

         2.2 "NEW SECURITIES" shall mean any capital stock of the Company whether now authorized or not, and rights, options or warrants to purchase capital stock, and securities of any type whatsoever which are, or may become, convertible into capital stock; PROVIDED, HOWEVER, that the term "New Securities" shall not include (i) the Stock; (ii) up to 619,425 shares of the Company's Common Stock or options therefor (and the shares of Common Stock issuable upon exercise of such options), net of repurchases, issued pursuant to the Company's 1993 Stock Option Plan, a stock plan or stock option plan approved by the Board of Directors of the Company, which amount shall include the options to purchase 582,700 shares of the Company's Common Stock outstanding on the date hereof; (iii) shares of Common Stock issued upon the exercise of any warrant or option or conversion of any convertible security outstanding prior to the date hereof; (iv) securities issued as a result of any stock split, stock dividend or reclassification of Common Stock, distributable on a pro rata basis to all holders of Common Stock, and (v) securities issued as consideration for the acquisition of another entity, provided that at or within thirty days after any such acquisition the Company provides the Investor the opportunity to purchase such number of shares of Common Stock of the Company at a price equal to the then current fair market value of such shares as would enable the Investor to maintain the same pro rata share (as contemplated in Section 2.1 above) as held by the Investor immediately prior to any such acquisition. Any such purchase shall be offered on the terms set forth in this Section 2.

         2.3 In the event the Company intends to issue New Securities, it shall give the Investor written notice of such intention, describing the type of New Securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance. The Investor shall have 15 business days from the date of any such notice to agree to purchase all or part of its pro rata share of such New Securities for the price and upon the general terms and conditions specified in the Company's notice by giving written notice to the Company stating the quantity of New Securities to be so purchased.

         2.4 In the event the Investor fails to exercise the foregoing right of first refusal with respect to any New Securities within such 15-day period, the Company may within 90 days thereafter sell any or all of such New Securities not agreed to be purchased by the Investor at a price and upon general terms no more favorable to the purchasers thereof than specified in the notice given to the Investor pursuant to paragraph (c) above. In the event the Company has not sold such New Securities within such 90-day period, the Company shall not thereafter issue or sell any New Securities without first offering such New Securities to the Investor in the manner provided above.

         2.5 For purposes of this Section 2, the "INVESTOR" shall include the Investor, its affiliates and its subsidiaries or other affiliated entities to whom the Investor transfers Stock.

    3.   COVENANTS OF THE COMPANY.

         3.1  DELIVERY OF FINANCIAL STATEMENTS.

          In the event that the Company becomes no longer subject to, or has failed to comply with for a period of ninety (90) days, the periodic reporting requirements of Sections 13 or 15(d) of the Exchange Act, the Company shall deliver to the Investor (provided that the Investor and its affiliated entities hold not less than 250,000 shares of Registrable Securities (as adjusted for stock splits, etc.):

              (a) as soon as practicable, but in any event within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by an independent public accounting firm of nationally recognized standing selected by the Company;

              (b) as soon as practicable, but in any event within thirty (30) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited profit or loss statement, a statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

              (c) within thirty (30) days of the end of each month, an unaudited income statement and a statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

              (d) as soon as practicable, but in any event thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets and sources and applications of funds statements for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

              (e) with respect to the financial statements called for in subsections (b) and (c) of this Section 3.1, an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment, provided that the foregoing shall not restrict the right of the Company to change its accounting principles consistent with GAAP, if the Board of Directors determines that it is in the best interest of the Company to do so; and

              (f) such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time reasonably request, provided, however, that the Company shall not be obligated under this subsection (f) or any other subsection of Section 3.1 to provide information which it deems in good faith to be a trade secret or similar confidential information.

         3.2  INSPECTION.

         The Company shall permit the Investor (provided that the Investor and its affiliated entities hold not less than 250,000 shares of Registrable Securities (as adjusted for stock splits, etc.)), at such Investor's expense, to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 3.2 to provide access to any information which it reasonably considers to be a trade secret or similar confidential information.

         3.3  BOARD RIGHTS.

         For so long as the Investor (including entities affiliated with the Investor) holds at least 456,147 shares of Stock (as adjusted for stock splits, etc.), the Investor shall have the right to designate one nominee for election to the Board of Directors, and the Company shall use its best efforts to cause the Investor's nominee to be elected to the Board of Directors. In addition, for so long as the Investor (including entities affiliated with the Investor) holds at least 456,147 shares of Stock (as adjusted for stock splits, etc.), unless a representative of the Investor is a member of the Board of Directors, the Company shall invite a representative of the Investor to attend all meetings of the Board of Directors of the Company in a nonvoting observer capacity and, in this respect, shall give such representative copies of all notice, minutes, consents and other materials that it provides to its directors and at the same time such materials are provided to its directors; PROVIDED, HOWEVER, that such representative shall agree to hold in confidence and to act in a fiduciary manner with respect to all information so provided.

    4.   MISCELLANEOUS.

         4.1  SUCCESSORS AND ASSIGNS.

         Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Stock). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

         4.2  GOVERNING LAW.

         This Agreement and all acts and transactions pursuant hereto shall be governed, construed and interpreted in accordance with the laws of the State of Massachusetts, without giving effect to principles of conflicts of laws.

         4.3  COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         4.4  TITLES AND SUBTITLES.

         The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

         4.5  NOTICES.

         Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, addressed to the party to be notified at such party's address as set forth below, or as subsequently modified by written notice, and (a) if to the Company, with a copy to Peabody & Arnold, 50 Rowes Wharf, Boston, MA 02110 (attn: Joseph D.S. Hinkley), or (b) if to the Purchaser, to the attention of Ng Keh Long, Chief Financial Officer, with copies to Venture Law Group, 2800 Sand Hill Road, Menlo Park, CA 94025 (attn: Donald M. Keller, Jr.) and to Creative Labs, 1901 McCarthy Blvd., Milpitas, CA 95035 (attn: General Counsel).

         4.6  EXPENSES.

         If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         4.7  AMENDMENTS AND WAIVERS.

         Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of a majority of the Registrable Securities then outstanding,. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

         4.8  SEVERABILITY.

         If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (x) such provision shall be excluded from this Agreement, (y) the balance of the Agreement shall be interpreted as if such provision were so excluded and (z) the balance of the Agreement shall be enforceable in accordance with its terms.

         4.9  AGGREGATION OF STOCK.

         All shares of Stock and Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                               [Signature Page Follows]

    The parties have executed this Investor Rights Agreement as of the date first above written.

COMPANY:                               INVESTOR:

CAMBRIDGE SOUNDWORKS, INC.             CREATIVE TECHNOLOGY LTD.

By:                                    By:
    --------------------------             --------------------------
Title:                            Title:
      --------------------------         -------------------------

Address: 311 Needham Street            Address:  67 Ayer Rajah Crescent #03-18
         Newton, MA  02164                       Singapore 139950

                                      EXHIBIT D

                                   VOTING AGREEMENT


This Voting Agreement (the Agreement") is made as of the 28th day of February, 1997, by and among Cambridge SoundWorks, Inc., a Massachusetts corporation (the "Company"), Henry E. Kloss and Thomas J. DeVesto (the "Founders"), and Creative Technology Ltd., a Singapore corporation (the "Investor"), (collectively, the Investor and the Founders are hereinafter referred to as the "Voting Parties").

                                       RECITALS

The Company and the Investor have entered into a Common Stock Purchase Agreement (the "Purchase Agreement") of even date herewith pursuant to which the Company desires to sell to the Investor and the Investor desires to purchase from the Company shares of the Company's Common Stock and Warrants to purchase shares of Common Stock. A condition to the Investor's obligations under the Purchase Agreement is that the Company, the Founders and the Investor enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Founders shall vote their shares of the Company's voting stock in favor of certain designees to the Company's Board of Directors. The Company, the Investor and the Founders each desire to facilitate the voting arrangements set forth in this Agreement, and the sale and purchase of shares of Common Stock pursuant to the Purchase Agreement, by agreeing to the terms and conditions set forth herein.

                                      AGREEMENT

The parties hereby agree as follows:

    1. BOARD REPRESENTATION. At all elections of directors of the Company during the term of this Agreement, the Company shall nominate, and the Founders shall vote all shares of the Company's voting securities now or hereafter beneficially owned by them to elect as a director of the Company, one person designated in writing by the Investor. On all other matters presented to the stockholders of the Company for a vote (including, without limitation, the election of other members of the Board of Directors) the Founders shall be free to vote their shares without restriction and without consultation with the Investor.

    2. TERMINATION. This Agreement shall terminate upon the earlier of (i) ten (10) years from the date hereof, and (ii) the date that the Investor holds less than 456,147 shares (as adjusted for stock splits, combinations, recapitalizations and the like) of the Company's capital stock.

    3. GRANT OF PROXY. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and, to the extent permitted by law, shall be irrevocable for the term of this Agreement.

    4. SPECIFIC ENFORCEMENT. It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any other party hereto, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

    5. MANNER OF VOTING. Each party to this Agreement may vote its shares of the Company's capital stock that are subject to this Agreement in person, by proxy, by written consent, or in any other manner permitted by applicable law.

    6. AMENDMENTS; WAIVERS. Any term hereof may be amended or waived only with the written consent of the Company, the Investor and the Founders. Any amendment or waiver effected in accordance with this Section 6 shall be binding upon the Company, the Founders, the Investor and each of their respective successors and assigns.

    7. NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth below, or as subsequently modified by written notice.

    8. SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

    9. GOVERNING LAW. This Agreement and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Massachusetts, without giving effect to principles of conflicts of law.

    10. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

    11. SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                               [Signature Pages Follow]

The parties hereto have executed this Voting Agreement as of the date first written above.

                                  THE COMPANY:

                                   By:    /S/ Thomas J. Devesto
                                     --------------------------------

                                   Name:    Thomas J. Devesto
                                        -----------------------------
                                   Title:     President and CEO
                                         ----------------------------

                                   Address:      311 Needham Street
                                                 Newton, MA  02164

                                  INVESTOR:

                                  CREATIVE TECHNOLOGY LTD.

                                  By:     /S/ Sim Wong Hoo
                                     --------------------------------

                                  Name:   Sim Wong Hoo
                                       ------------------------------
                                  (print)
                                  Title:     Chairman and CEO
                                        -----------------------------
                                  Address:       67 Ayer Rajah Crescent
                                                 #03-18
                                                 Singapore 139950

                                  FOUNDERS:

                                      /S/ Henry E. Kloss
                                  -----------------------------------
                                  Henry E. Kloss
                                  Address:  174 Brattle Street
                                            Cambridge, MA  02138

                                      /S/ Thomas J. Devesto
                                  -----------------------------------
                                  Thomas J. DeVesto
                                  Address: c/o Cambridge SoundWorks, Inc.
                                           311 Needham Street
                                           Newton, MA  02164

                                      EXHIBIT E

                           EXCLUSIVE DISTRIBUTION AGREEMENT


    This EXCLUSIVE DISTRIBUTION AGREEMENT ("AGREEMENT") is made as of the 28th day of February, 1997, ("EFFECTIVE DATE"), by and between:

    (a) CREATIVE TECHNOLOGY LTD. ("CREATIVE"), a Singapore corporation having a principal office at 67 Ayer Rajah Crescent #03-18, Republic of Singapore 139950; and

    (b) CAMBRIDGE SOUNDWORKS, INC., a Massachusetts corporation ("CSW"), having a principal place of business at 311 Needham Street, Newton, MA 02164.

                                       RECITALS

    WHEREAS, Creative is in the business of distributing computer equipment and related products, including computer software;

    WHEREAS, CSW has developed certain speaker technology that may be used in conjunction with Creative s products;

    WHEREAS, the parties have entered into that COMMON STOCK AND WARRANT PURCHASE AGREEMENT ("PURCHASE AGREEMENT") dated even date herewith, and to which this Agreement is an exhibit;

    NOW, THEREFORE, in consideration of the mutual representations, warranties, conditions and covenants set forth below and in the Purchase Agreement, the parties agree as follows:

                                      AGREEMENT

SECTION 1:  CERTAIN DEFINITIONS

    "AFFILIATE" shall mean an entity that controls, is controlled by or is under common control with such party. For purposes of this definition, the term "control" means ownership, directly or indirectly, of more than 19.99% of the voting stock of the entity, or in the case of a non-corporate or non-public entity, an equivalent ownership interest (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

    "CREATIVE FACILITIES" shall mean:  (i) Dublin, Ireland; (ii) Singapore; and
(iii) Fremont, California, which list may be amended upon mutual agreement of the parties.

    "CSW MARKS" shall mean all trademarks, service marks, logos and other distinctive brand features of CSW that are used in or relate to the CSW Multimedia Products, including, without limitation, the trademarks, service marks and logos described in EXHIBIT A hereto.

    "CSW MULTIMEDIA PRODUCTS" shall mean all current and future speakers and speaker systems developed by or for CSW, including but not limited to, those products currently marketed by CSW as SoundWorks-TM-, MicroWorks-TM-, and PCWorks-TM-, and which speakers and speaker systems are primarily designed or marketed to interface, support, be compatible or used with, or which may be incorporated or integrated into computers, computer systems, or operating systems therefor, including without limitation, PC or Macintosh operating systems.

    "DISTRIBUTION MARKETS" shall mean all distribution channels, consumer markets, retail markets and all other markets, EXCEPT: (i) existing or future CSW wholly owned or franchised CSW retail storefronts (for clarification purposes, retail storefronts do not include stores within stores); (ii) CSW wholly owned catalog sales distribution channels; and (iii) existing or future CSW wholly owned and operated Internet sites; PROVIDED, HOWEVER, CSW cannot distribute to users accessing CSW s Internet site via any third party Internet site.

    "DOCUMENTATION" shall mean all user manuals, training materials, and other documentation provided by CSW in support of CSW Multimedia Products, as such is made available by CSW.

    "EPIDEMIC FAILURES" shall mean that percentage of units of CSW Multimedia Products accepted by Creative in a Purchase Order therefor which fails to operate in accordance with performance specifications applicable to such CSW Multimedia Products.

    "EXTRAORDINARY OPPORTUNITIES" shall mean unique nonrecurring catalog sales, advertising and other marketing opportunities that are reasonably expected to yield unusually high CSW Multimedia Products exposure and CSW brand exposure (for example, exposure similar to that yielded by the CSW/Marlboro relationship or the contemplated CSW/American Express relationship), and which opportunities are not then being pursued by Creative. Notwithstanding the foregoing, in no event shall any Extraordinary Opportunities be for sale of CSW Multimedia Products in the Distribution Markets that involve any entity with which Creative is then engaged or is demonstrably working to engage in marketing, distribution, or any other business relationship or activities (including, without limitation, retailers, resellers or distributors).

    "INTELLECTUAL PROPERTY RIGHTS" shall mean trade secrets, patents, copyrights, trademarks, know-how, mask works, moral rights, and similar rights of any type under the laws of any governmental authority, domestic or foreign including all applications and registrations relating to any of the foregoing.

    "OEM CUSTOMERS" shall mean the companies set forth on EXHIBIT E attached hereto, as such Exhibit may be amended from time to time in writing by mutual agreement of the parties.

SECTION 2:  APPOINTMENT AND LICENSE GRANT

2.1 GRANT OF DISTRIBUTION RIGHTS. For the term of this Agreement and during the Sell-Off Period (as defined in Section 10.3 below), and subject to the terms and conditions of this Agreement, and the rights expressly reserved by CSW herein, CSW grants to Creative and its Affiliates an exclusive, worldwide, royalty-free, right and license, with a right to sublicense (solely as necessary to exercise its rights granted hereunder), to use, sell, distribute, market, import, export, perform, transmit, and have used, sold, distributed, marketed, imported, exported, performed and transmitted the CSW Multimedia Products and related Documentation in the Distribution Markets.

2.2 LIMITATIONS ON EXCLUSIVITY. As a matter of clarification, the exclusivity provisions of Section 2.1 do not apply to: (i) existing or future CSW wholly owned or franchised CSW retail storefronts (for clarification purposes, retail storefronts do not include stores within stores); (ii) CSW wholly owned catalog sales distribution channels; (iii) existing or future CSW wholly owned and operated Internet sites; PROVIDED, HOWEVER, CSW cannot distribute to users accessing CSW s Internet site via any third party Internet site; (iv) CSW s current obligations under the agreement in effect as of the Effective Date with IBM (the "IBM AGREEMENT"), with respect to the Model 25 IBM Aptiva subwoofer product; and (v) OEM Customers. The parties will use their commercially reasonable efforts to negotiate and discuss the sales and marketing efforts relating to the integration into or bundling and shipment of CSW Multimedia Product by any OEM Customer. In any event, CSW agrees that, to the extent it enters into any distribution agreement with an OEM Customer, such agreement can only be for the sale or distribution of a CSW Multimedia Product if such CSW Multimedia Product is sold to an end-user together with a "Personal Computer System" (defined as a computer system consisting of, at a minimum, an x86 or Pentium-compatible microprocessor-based motherboard together with a hard disk drive, power supply, and memory system, assembled in a casing).

2.3 EXTRAORDINARY OPPORTUNITIES.

    (a)  CSW shall give prior written notice by facsimile, pursuant to Section
10.1 herein, to Creative of all Extraordinary Opportunities it wishes to exploit. Notwithstanding the exclusivity provisions of Section 2.1, CSW may exploit up to two Extraordinary Opportunities during each Period (as defined in Section 10.4(a) herein) following the Effective Date without prior written approval by Creative and may exploit any additional Extraordinary Opportunities in excess of such two-per-Period limitation upon prior written approval by Creative. In the event that Creative does not respond to CSW s written notice within five business days of receipt of such notice, then approval of such Extraordinary Opportunity by Creative shall be deemed to have been given.

    (b) Any sales of CSW Multimedia Products in connection with CSW s participation in or exploitation of an Extraordinary Opportunity shall be subject to the price protection and price reduction provisions set forth in
Section 4.2 below.

2.4 LIMITED TRADEMARK LICENSE GRANT. For the term of this Agreement and for the Sell-Off Period (as defined in Section 10.3 below), CSW grants to Creative and its Affiliates the exclusive, worldwide, royalty-free right and license to use the CSW Marks, subject to the provisions of the license agreement between Henry Kloss and CSW, including but not limited to "By Henry Kloss", alone or in combination with any and Creative marks or any other mark selected and used by Creative, on CSW Multimedia Products, and in marketing, advertising, packaging, and other promotional materials and related documentation relating to CSW Multimedia Products, in the Distribution Market. In addition, CSW agrees and acknowledges that Creative may use any mark selected by Creative and to which Creative has legal rights, on or in connection with the CSW Multimedia Products and any marketing or promotional materials related to such CSW Multimedia Products. Creative agrees that, to the extent provided by CSW, it will use commercially reasonable efforts to comply with CSW s reasonable style and appearance guidelines, which shall be provided to Creative by CSW within sixty
(60) days of the Effective Date. Creative and CSW will each use its best efforts to mutually agree on all the initial logos for each of the CSW Multimedia Product lines, PROVIDED, HOWEVER, that in the event that Creative and CSW are unable to agree on an initial logo within 30 days following the first presentation of the initial logo by either party, Creative shall have the right to determine such initial logo, so long as such initial logo adheres to the style and appearance guidelines provided to Creative by CSW pursuant to this
Section 2.4.

SECTION 3: RESPONSIBILITIES OF THE PARTIES

3.1 END-USER SUPPORT OBLIGATIONS. Creative will provide installation assistance, technical training for end-users and first level support and maintenance services for CSW Multimedia Products; PROVIDED, HOWEVER, that CSW shall in any event be fully responsible for performing its warranty obligations set forth in Section 7 hereto.

3.2 TITLE AND RISK OF LOSS. Title to all CSW Multimedia Products, including the media on which any software is reproduced (but not any Intellectual Property Rights with respect to such software), shall pass to Creative, and all risk of loss of or damage to CSW Multimedia Products shall pass to Creative, upon delivery by CSW of such CSW Multimedia Products to the Creative Facility designated by Creative on the applicable purchase order.

3.3 PRIOR MARKETING COMMITMENTS. CSW shall be solely responsible and liable for all existing and planned marketing commitments in existence as of the Effective Date, including, without limitation, those commitments listed on EXHIBIT C, and, except as expressly permitted under Section 2.2 hereto, CSW shall not enter into any marketing commitments with respect to the CSW Multimedia Products after the Effective Date. In no event shall Creative be liable for any marketing, sales, or other commitments relating to CSW Multimedia Products that is not: (i) in writing; and (ii) authorized in writing by an authorized representative of Creative.

3.4 CSW FIRST PRIORITY. Creative acknowledges and agrees that CSW has the right of first priority to bid for rights to manufacture for Creative Labs, Inc. ("CLI") CSW Two-Piece Products for CLI upgrade kits and for CLI retail products. In no way shall the provisions of this Section 3.4 be construed as creating any obligation of Creative or its Affiliates to grant any such manufacturing rights to CSW.

3.5 TRAINING. For each CSW Multimedia Product, CSW shall promptly provide training, promotional and marketing materials (including without limitation, training manuals, product documentation, promotional literature and merchandising kits) and other materials as mutually agreed upon by the parties at Creative s California offices or other locations as mutually agreed upon by the parties.

SECTION 4:  PRICING AND PURCHASE ORDERS

4.1 PURCHASE ORDERS.

    (a) Creative shall submit purchase orders to CSW on Creative s standard form, substantially in the form attached in EXHIBIT B (a "CREATIVE PURCHASE ORDER"). Each such Creative Purchase Order shall include, at a minimum: (i) description of CSW Multimedia Products, as designated by Creative; (ii) applicable price, as mutually agreed to by the parties prior to submission of such purchase order;
(iii) mutually agreed upon delivery schedule; (iv) ship to location, which shall be one of the Creative Facilities. To the extent that any provision of the form of Creative Purchase Order is inconsistent with the exclusivity provisions of
Section 2.1 above, the provisions of this Agreement shall control. Forecasts for Creative Purchase Orders shall be submitted to CSW six months in advance of intended delivery for planning purposes. To the extent that the terms of the Creative Purchase Order are in conflict or are inconsistent with the terms of this Agreement or are otherwise inapplicable, the terms of this Agreement shall govern.

    (b) No later than ninety (90) days prior to an intended delivery date (a "DELIVERY DATE"), Creative shall issue a Creative Purchase Order to CSW with respect to the CSW Multimedia Products to be purchased on such Delivery Date; PROVIDED, HOWEVER, that during the period beginning 90 days prior to any given Delivery Date and ending 60 days prior to such Delivery Date, Creative may, at its option, (i) reschedule delivery of all or any portion of the CSW Multimedia Products under the Creative Purchase Order, (ii) increase or decrease the amount of CSW Multimedia Products under the Creative Purchase Order, or (iii) cancel the Creative Purchase Order. In the event that Creative decreases or cancels a Creative Purchase Order pursuant to subdivision (ii) or (iii) above, CSW shall use its best efforts to cancel all materials and commitments to manufacture the CSW Multimedia Products under such Creative Purchase Order, and Creative shall bear the cost of any applicable cancellation fees required to be paid in connection therewith. After the date 60 days prior to its Delivery Date, no Creative Purchase Order may be canceled or otherwise changed without the prior written consent of CSW; PROVIDED, HOWEVER, that such Creative Purchase Order shall be eligible for any applicable price protection or price reduction in accordance with Section 4.2 below.

    (c) The amounts payable by Creative to CSW under such Creative Purchase Orders shall be fully credited against the * blanket Creative Purchase Order set forth in Section 6.1 of the Purchase Agreement (the "BLANKET PURCHASE ORDER"). Such Blanket Purchase Order shall be cancelable immediately by Creative (and the * pre-paid amount under the Blanket Purchase Order shall be promptly refunded by
CSW) in the event that CSW fails to materially perform any of its obligations, including without limitation its representations and warranties, under this Agreement. The * under such Purchase Agreement shall be applied against Creative Purchase Orders submitted by Creative in the first * following the date that Creative owes payment pursuant to the Creative Purchase Order for CSW Multimedia Products hereunder. Up to * of such * shall be * delivered in the first quarter after such first shipment, with any unused creditable amount from such first quarter fully creditable against the Creative Purchase Orders delivered in the second quarter. In the event that Creative does not receive credit for the full * during such * period, then CSW shall fully credit, on a dollar-for-dollar basis, future Creative Purchase Orders until Creative has received credit of * for such * prepayment.

4.2 PRICING AND PRICE PROTECTION. CSW will Price Protect (as defined herein) Creative from price reductions on products substantially similar to CSW Multimedia Products licensed hereunder. For purposes of this Agreement, the term "Price Protect" shall mean that for every percentage of CSW retail, catalog, internet or Extraordinary Opportunity price decrease, CSW will (i) credit to Creative s account the same equivalent percentage of the purchase price of CSW Multimedia Products then held by Creative, its Affiliates and their customers in their warehouse, retail, and distribution inventory and (ii) reduce, by the same equivalent percentage, the purchase price of CSW Multimedia Products in transit under Creative Purchase Orders and other unfilled, outstanding Creative Purchase Orders. Any such Price Protection shall be based on the original price charged by CSW. In the event that CSW reduces its estimated street price for any CSW Multimedia Product, CSW will Price Protect Creative, its Affiliates and their customers. In no event shall Creative be charged for CSW Multimedia Products at prices that exceed those charged third parties by CSW for the same or similar CSW Multimedia Products. Notwithstanding the foregoing, CSW, on a case by case basis, may reduce prices at which it regularly offers CSW Multimedia Products in response to individual end-user price matching situations without having to Price Protect Creative, its Affiliates and their customers. Notwithstanding the foregoing, if CSW temporarily reduces the price for any CSW Multimedia Product to a level required to compete with a price change by a regional or national retail chain (for example, MicroCenter, Fry s, Circuit City, Good Guys, CompUSA and Best Buy), then CSW shall have no obligation to Price Protect Creative, its Affiliates and their customers for such price reduction, provided that CSW and Creative will use their best efforts to renegotiate for any future deliveries by CSW to Creative (or its Affiliates or customers) of CSW Multimedia Products under then outstanding Creative Purchase Orders, a price reduction for the CSW Multimedia Products sold to Creative (or its Affiliates or customers). Creative acknowledges that this section is not intended to apply to goods which have been refurbished and sold as "B Goods", so long as such goods are not new products and are refurbished and clearly marked for the end-user as refurbished "B Goods".

4.3 CREATIVE PRICING. Creative is free to set unilaterally its own prices for its distribution of CSW Multimedia Products. No employee or representative of CSW has any authority to establish Creative s resale prices or to inhibit in any way Creative s independent pricing decisions.

SECTION 5: PROPRIETARY RIGHTS

5.1 OWNERSHIP BY CSW. The parties agree that, as between CSW and Creative, CSW owns all proprietary rights, including copyrights, patents and trade secrets, in and to the CSW Multimedia Products, and that, except as provided herein, this Agreement does not constitute a license nor does it transfer ownership of any of these rights.

5.2. LIMITATION ON USE OF SOFTWARE. Creative will use all computer programs, documentation and information consisting of or containing proprietary information related to CSW Multimedia Products, solely for the purpose of performing under this Agreement. Except as authorized hereunder or as necessary for Creative to fully exercise its rights granted hereunder, Creative will not decompile, disassemble or otherwise reverse engineer the CSW Multimedia Products.

5.3 OWNERSHIP BY CREATIVE. The parties agree that, as between CSW and Creative, Creative owns all proprietary rights, including copyrights, patents, and trade secrets, created by Creative pursuant to this Agreement.

5.4 PROPRIETARY NOTICES. Creative agrees not to remove any copyright, trademark or other proprietary rights notices placed on any CSW Multimedia Products. Creative agrees to place a notice, "by Cambridge SoundWorks," "Cambridge SoundWorks" or a notice substantially equivalent, on packaging and products for the CSW Multimedia Products it distributes pursuant to this Agreement.

SECTION 6:  CONFIDENTIALITY

    The parties agree that the terms of this Agreement and all information disclosed by the parties during the term of this Agreement, which information satisfies the criteria set forth in the Mutual Non-Disclosure Agreement, dated October 18, 1996 (the "NDA"), executed by the parties hereto, shall be considered Proprietary/Confidential Information under and subject to the provisions of such NDA, a copy of which is attached hereto as EXHIBIT D.

SECTION 7:  WARRANTY; EPIDEMIC FAILURE; PRODUCT RETURNS

7.1 WARRANTY. CSW warrants that: (i) upon delivery, the CSW Multimedia Products will be new, and will comply with all Creative approved pricing and product descriptions, specifications, and other printed information relating to the CSW Multimedia Products and in effect as of the date of the applicable Creative Purchase Order; (ii) the CSW Multimedia Products will, for a period of the longer of: (x) * months from the CSW Multimedia Products Delivery Date, or
(y)
the warranty period offered by CSW retail storefronts, internet sites or catalog for such CSW Multimedia Products or a substantially similar product ("WARRANTY PERIOD"): (a) be free from defects in manufacture, materials, and design; (b) function properly under ordinary use; and (c) perform in accordance with all applicable specifications and documentation for such CSW Multimedia Product; and
(iii) title to all CSW Multimedia Products purchased by Creative, no matter where delivered, shall be free and clear of all liens, encumbrances, security interest, or other adverse interests or claims during the Warranty Period. In the event that a CSW Multimedia Products has a defect that constitutes a breach of the warranty set forth in this Section 7.1, and Creative notifies CSW of such breach in writing during the Warranty Period, CSW will, at its option: (x) use its best efforts to repair the defect; (y) accept return of the CSW Multimedia Products or defective component (hardware or software) thereof and provide a replacement of the same CSW Multimedia Product or component. If CSW determines that no appropriate repair or replacement is available within thirty (30) days of CSW s receipt of such returned CSW Multimedia Products, then CSW will issue to Creative a full refund or credit equal to the total amount paid by Creative therefor.

7.2 EPIDEMIC FAILURE. Creative will consider an Epidemic Failure as being a single failure type in * of the CSW Multimedia Products shipped during a three
(3) month period, or failure of any type in * of the CSW Multimedia Products shipped during a three (3) month period. CSW will take action to correct the defect in subsequent deliveries of CSW Multimedia Products and will notify Creative of its corrective action plan. The defect must be corrected by upgrading all of the CSW Multimedia Products previously shipped within the twelve (12) months prior to Creative s notice to CSW and CSW will provide parts for the upgrades, perform and pay for associated labor and customer service, and pay round-trip freight costs for such defective products.

7.3 DISCLAIMER OF WARRANTIES. The warranties set forth in Sections 7.1 and 7.2 are the only warranties made by CSW to Creative with respect to the CSW Multimedia Products. CSW DISCLAIMS ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WITH REGARD TO CSW MULTIMEDIA PRODUCTS SOLD PURSUANT TO THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

7.4 RETURNED PRODUCTS. CSW is solely responsible for all returns, including all credits issued based on such returns, of CSW Multimedia Products in the marketplace, in the distribution channel, or otherwise distributed by or for CSW prior to the Effective Date of this Agreement. No distributor, agent of CSW or retail chain which is a customer of CSW or its distributors or agents shall possess more than * worth of inventory of CSW Multimedia Products within thirty

(30) days after the Effective Date. All CSW Multimedia Products, including defective products and overstock balances, returned within ninety (90) days from the Effective Date shall be returned directly to CSW, and Creative shall have no obligation or liability relating to such returned products. All CSW Multimedia Products returned after such ninety (90) day period shall be returned directly to Creative. Creative may return such products to CSW if such CSW Multimedia Product originally was shipped from CSW or, in any event if such CSW Multimedia Product is a defective product, and obtain a refund, fully creditable toward future Creative Purchase Orders for the original retailer purchase price of such returned product.

SECTION 8:  REPRESENTATIONS AND WARRANTIES

8.1 BY EACH PARTY. Each party to this Agreement represents and warrants to the other party that: (i) such party has the full corporate right, power and authority to enter into this Agreement and to perform the acts required of it hereunder; (ii) the execution of this Agreement by such party, and the performance by such party of its obligations and duties hereunder, do not and will not violate any agreement to which such party is a party or by which it is otherwise bound, including without limitation any and all distribution agreements; (iii) when executed and delivered by such party, this Agreement will constitute the legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms; and (iv) such party acknowledges that the other party makes no representations, warranties or agreements related to the subject matter hereof that are not expressly provided for in this Agreement.

8.2 BY CSW. In addition to the representations made in Section 8.1 and the warranties set forth in Section 7, CSW further represents and warrants that: (i) it has the right to grant the licenses set forth in this Agreement to Creative;
(ii) use of any CSW Multimedia Products will not infringe any third party intellectual property rights; and (iii) the CSW Multimedia Products neither contain any technology, intellectual property, computer programs, or trade secrets that are not the sole property of CSW nor any viruses, debilitating features, subroutines, hidden instructions, commands or any operational and functional specifications of any nature other than as set forth in the specifications for such CSW Multimedia Products.

SECTION 9:  INDEMNIFICATION

9.1 BY CSW. CSW shall indemnify and hold harmless Creative against any and all liability, suits, claims, losses, government fines and penalties, damages and judgments, and shall pay all costs (including reasonable attorney s fees) and damages to the extent that such liability, costs or damages arise from: (i) a claim that any of the CSW Multimedia Products infringe any third party s Intellectual Property Rights; (ii) an allegation which, if true, would constitute a breach by CSW of any of its representations or warranties hereunder; (iii) any negligence by CSW, including its employees, agents, consultants, or contractors, that results in any harm or injury of any nature to a third party; and (iv) any claim, action, or dispute arising out of any sales, marketing, or other promotional commitments entered into between CSW and any third party relating to CSW Multimedia Products (including, without limitation, any agreements, arrangements or understandings, whether oral or written, between CSW and any third party relating to the distribution of any CSW Multimedia Products or other CSW products, including, without limitation, the arrangements with * of the Schedule of Exceptions attached as Exhibit B to the Purchase Agreement), except as such claim relates to any marketing, promotional or other materials or information provided to CSW by Creative. CSW, at its sole option, shall have the right to defend or settle any such action, or any part thereof brought against Creative arising from a claim as described herein has occurred. CSW s obligations under this Section 9.1 are conditioned upon Creative providing CSW with prompt notice of each such claim.

9.2 BY CREATIVE. Creative shall indemnify and hold harmless CSW against any and all liability, suits, claims, losses, damages and judgments, and shall pay all costs (including reasonable attorney s fees) and damages to the extent that such liability, costs or damages arise from: (i) a breach by Creative of any of its representations or warranties hereunder; (iii) any negligence by Creative, including its employees, agents, consultants, or contractors, arising under Creative s performance under this Agreement, that results in any personal harm or personal injury to a third party; and (iv) any claim, action, or dispute arising out of any sales commitments, marketing commitments, or other promotional commitments entered into between Creative and any third party relating to CSW Multimedia Products, EXCEPT as such claim relates to any product or marketing, promotional or other materials or information provided to Creative by CSW. Creative, at its sole option, shall have the right to defend or settle any such action, or any part thereof brought against CSW arising from a claim as described herein has occurred. Creative s obligations under this Section 9.2 are conditioned upon CSW providing Creative with prompt notice of each such claim.

9.3 LIMITATION OF LIABILITY.   EXCEPT FOR THE INDEMNIFICATION OBLIGATIONS OF
SECTIONS 9.1 AND 9.2, NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY

FOR LOSS OF PROFITS, INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE, OR CONSEQUENTIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE PARTIES HERETO HEREBY ACKNOWLEDGE THAT THE MUTUAL COVENANTS AND AGREEMENTS SET FORTH IN THIS AGREEMENT REFLECT THIS ALLOCATION OF RISK.

9.4 ESCROW. On or before the effective date of the Distribution Agreement, CSW shall deposit the amount of * Dollars in a separate interest bearing account under the custody and control of Creative. Interest shall accrue to the benefit of CSW. CSW shall use its best efforts to * . In the event CSW is unable to obtain such New Contracts * , it shall use its best efforts to obtain releases from * releasing any rights which they may have to act as a distributor of CSW Multimedia Product in the future (" * "). Upon receipt by CSW and delivery to Creative of copies of such * for each of the * , the amounts then held in escrow shall be released, together with interest thereon, to CSW. Until such release, any amounts held in said escrow account may be applied by Creative to satisfy any claims for indemnification from CSW pursuant to Section 9.1 of this Agreement.

SECTION 10:  MISCELLANEOUS

10.1 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax addressed to the party to be notified at such party s address as set forth below or to any other address as the party may designate:

    Creative:      67 Ayer Rajah Crescent #03-18
                   Republic of Singapore 139950
                   Fax #:    65/774-8916
                   ATTN:  CFO

    copies to:     Creative Labs, Inc.
                   1901 McCarthy Boulevard
                   Milpitas, CA  95035
                   Fax #:    408/428-6699
                   ATTN:  General Counsel and General Manager
                   Facsimile:  408-428-6699

    CSW:           311 Needham Street
                   Newton, MA  02164

                   ATTN:  Tom DeVesto
                   Facsimile:  617-332-9229

10.2 AMENDMENTS. This Agreement and the exhibits set forth the entire understanding of the parties with respect to the subject matter of this Agreement and supersede all prior agreements, understandings and negotiations with respect to the subject matter hereof. Any amendment to this Agreement must be in writing and signed by both parties.

10.3     TERM.

    (a) This Agreement commences on the Effective Date and shall remain in effect until terminated in accordance with this Section 10.3; subject to the provisions of Section 10.4(d) below.

    (b) Either party may terminate this Agreement following a material breach by the other party of any warranty, representation or obligation under this Agreement, within thirty (30) days after written notification thereof, if such breach is not cured within such thirty (30) day period.

    (c) Following termination or expiration of this Agreement for any reason, Creative and its Affiliates shall have the non-exclusive right to distribute any CSW Multimedia Products held in inventory or ordered by Creative or its Affiliates as of the time of expiration or termination of this Agreement for a period of six (6) months after the date of such expiration or termination (the "SELL-OFF PERIOD").

10.4     TERMINATION OF EXCLUSIVITY.

    (a) In the event that Creative does not authorize, or, if authorized, is unwilling to accept, delivery of the shipment of CSW Multimedia Products in the following aggregate amounts (each a "REQUIRED AMOUNT"): (i) at least * of CSW Multimedia Products (excluding CSW Two-Piece Products as defined in Section 10.4(b)) in the first twelve-month period (the "FIRST PERIOD") following the later of: (a) the date 60 days after CSW is able to ship a final finished production unit of PCWorks-TM- whether or not Creative has issued a purchase order for such product; or (b) the date of delivery to Creative by CSW of the * (the "INITIAL SHIPMENT DATE"), (ii) * of CSW Multimedia Products (excluding CSW Two-Piece Products) in the second twelve-month period following the expiration of the First Period (the "SECOND PERIOD"), and (iii) * of CSW Multimedia Products (excluding CSW Two-Piece Products) in the third twelve-month period following the expiration of the Second Period (the "THIRD PERIOD," with each of the First

Period, Second Period and Third Period being a "PERIOD"), the rights and licenses granted pursuant to Section 2.1 shall become nonexclusive for the remainder of the term of this Agreement beginning * following the end of the Period for which Creative has failed to meet such requirements. Notwithstanding the foregoing, if the aggregate amount of CSW Multimedia Products Creative authorizes or accepts delivery of in the First or Second Period is between * of the Required Amount for such Period, the rights and licenses granted pursuant to
Section 2.1 shall remain exclusive if Creative, within * following the end of such Period, issues Creative Purchase Orders for an aggregate amount of CSW Multimedia Products equal to at least * of the Required Amount for the following Period (such Creative Purchase Orders shall be counted in determining whether Creative has satisfied the Required Amount for such following Period); PROVIDED, HOWEVER, that exclusivity may be maintained by Creative pursuant to the foregoing clause * during the term of this Agreement. The parties acknowledge that Creative shall not lose its exclusivity pursuant to this section in the event that CSW fails to ship CSW Multimedia Products in a timely fashion.

    (b) In the event that Creative does not authorize, or, if authorized, is unwilling to accept, delivery of the shipment of the CSW Multimedia Products in the following aggregate amounts (each a "TOTAL REQUIRED AMOUNT"): (a) at least * of CSW Multimedia Products in the First Period, (b) * of CSW Multimedia Products in the Second Period, and (c) * of CSW Multimedia Products in the Third Period, then, during the Period following Creative s failure to satisfy the Total Required Amount in any given Period, CSW shall have the right to sell an amount of CSW Two-Piece Products (as defined herein) equal to the difference between the * for such Period and the * . Such sales pursuant to this Section 10.4(b) may be in any markets, including the Distribution Markets; PROVIDED, HOWEVER, that the price protection and price reduction provisions set forth in Section
4.2 shall apply to any such sales by CSW under this Section 10.4(b), and PROVIDED FURTHER that in no event shall CSW sell any CSW Two-Piece Products pursuant to this Section 10.4(b) at a price lower than the price that CSW has offered Creative for the same CSW Two-Piece Products during prior twelve months. For purposes of this Section 10.4(b), "CSW TWO-PIECE PRODUCTS" shall mean any CSW Multimedia Products that are two-piece standalone desktop speaker products for use with a Personal Computer System (as defined in Section 2.2). Notwithstanding the foregoing, the provisions of this Section 10.4(b) shall have effect only if, and at such time as, Creative has purchased * units in any one month of CSW Two-Piece Products from CSW. The parties acknowledge that CSW shall not be entitled to ship CSW Two-Piece Products pursuant to this section in the event that CSW fails to ship CSW Multimedia Products to Creative in a timely fashion.

    (c) No later than the beginning of the Third Period, the parties shall enter into good faith negotiations to mutually agree upon a revised schedule of Required Amounts and Total

Required Amounts for Periods subsequent to the Third Period (a "REVISED SCHEDULE"). Thereafter, no later than the beginning of the last Period covered by each Revised Schedule, the parties will enter into good faith negotiations to mutually agree upon a subsequent Revised Schedule.

    (d)  This Agreement will terminate on the expiration of the Third Period:
(i) in the event that the rights and licenses granted pursuant to Section 2.1 shall become nonexclusive in accordance with Section 10.4(a) above; or (ii) if no Revised Schedule has been mutually agreed upon pursuant to Section 10.4(c) above; provided, however, that the Agreement shall terminate upon the expiration of the final Period covered by the Revised Schedule then in effect, if any.

10.5 SURVIVAL. The following provisions shall survive termination or expiration of this Agreement: Sections 1, 3.2, 3.3, 5, 6, 7, 8, 9, and 10.

10.6 RELATIONSHIP OF THE PARTIES. Neither CSW nor Creative are authorized to oblige the other party or act in the name of the other party other than as stated in this Agreement. The Agreement does not create a joint venture, partnership, agency or association.

10.7 WAIVER. Failure by either party to enforce at any time or for any period of time the provisions of this Agreement shall not be construed as a waiver of such provisions, and shall in no way affect such party s right to later enforce such provisions.

10.8 PUBLICITY. Any and all press releases or other public announcements relating to this Agreement shall be mutually agreed to by the parties.

10.9 SEVERABILITY. If any part of this Agreement is determined by any court or tribunal of competent jurisdiction to be wholly or partially unenforceable for any reason, such unenforceability shall not affect the balance of this Agreement.

10.10 ENTIRE AGREEMENT; FACSIMILE SIGNATURES; PURCHASE ORDERS.  This
Agreement, including the Exhibits hereto, is the entire agreement of the parties and supersedes all previous and contemporaneous communications, representations, and agreements regarding the subject matter hereof. A facsimile of a signed copy of this Agreement received from Creative may be relied upon as an original and if there is any inconsistency between such facsimile and a subsequently received hard copy, the facsimile shall prevail. This Agreement may be modified only in a writing signed by both parties. Purchase orders shall be binding only with respect to: (i) the products and services ordered; and (ii) the fees therefor, as set forth on the face side of or a special attachment to the purchase order.

                               [SIGNATURE PAGE FOLLOWS]

    NOW, THEREFORE, the parties hereto have caused this Agreement to be executed by their respective authorized representatives:


CREATIVE TECHNOLOGY LTD.:         CAMBRIDGE SOUNDWORKS, INC.:


------------------------               ------------------------
Signature                              Signature
SIM WONG HOO
------------------------               ------------------------
Name                                   Name
CHAIRMAN & CEO
------------------------               ------------------------
Title                                  Title

67 Ayer Rajah Crescent #03-18          ------------------------
Republic of Singapore 139950           ------------------------


------------------------               ------------------------
Date                                   Date

                                      EXHIBIT A
                                    CSW TRADEMARKS


SOUNDWORKS
CAMBRIDGE SOUNDWORKS
SOUNDWORKS BY HENRY KLOSS
MICROWORKS
MICROWORKS BY HENRY KLOSS
and related logos

                                      EXHIBIT B
                               CREATIVE PURCHASE ORDER


                                    [SEE ATTACHED]

                                 CREATIVE LABS, INC.
                         PURCHASE ORDER TERMS AND CONDITIONS

1.  ORDER ACCEPTANCE
    This order is not binding upon Buyer until accepted by Seller by acknowledgment or by shipment conforming to the terms hereof. Seller's complete acceptance of this order will be presumed unless the Seller acknowledges exceptions within fifteen (15) days after the date of this order.
    In the event exception is acknowledged, as provided herein, Buyer and
Seller shall then negotiate terms or conditions. In the event Seller uses its own acknowledgment form, any terms or conditions thereof which conflict with or attempt to modify the terms or conditions hereof shall be deemed waived unless Seller prominently indicates that its acknowledgment is, in fact, a counter offer. In such event, negotiations to resolve the conflict shall be entered into. No changes from the terms contained herein will be binding on the Buyer unless evidenced by Buyer's duly executed purchase order change notice signed by Buyer's authorized representative.
    ACCEPTANCE OF THIS OFFER IS EXPRESSLY LIMITED TO THE TERMS HEREOF. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE TERMS OF THIS ORDER AND ANY PURPORTED ACCEPTANCE, THE TERMS OF THIS ORDER SHALL PREVAIL.
2.  PRICE
    This order shall not be filled at prices higher than those shown on this order, unless such increased prices have been authorized by the Buyer. If price terms are omitted, the price for the goods or services shall be the lower of (i) the price last quoted or paid (whichever is later) or (ii) the prevailing lowest market price at the time of shipment. Seller warrants that the prices charged at the time of order for goods or services ordered herein are not in excess of prices charged to other customers similarly situated, for similar quantities of goods and services of like quality. Unless otherwise provided herein, the contract price shall include all costs of transporting and insuring the goods ordered. No extra charge of any kind, including charges for packing, boxing, storage or cartage, will be allowed unless specifically agreed to by Buyer in advance in writing. Except as may be otherwise provided in this order, the contract price shall include all applicable Federal, State and local taxes of any kind in effect on the contract date. All orders shall be quoted and paid in U.S. dollars unless other currency is specifically noted in the purchase order.
3.  CASH DISCOUNT
    Payment discounts shall be calculated from the date the material, goods or services are received by the Buyer at the destination designated in the order. Buyer and Seller agree terms are net 30 days following date of receipt of goods or services at the delivery destination provided by Creative.
4.  DELIVERY
    Time is of the essence. Delivery shall be strictly in accordance with the schedule set forth in the Purchase Order. Delays in shipment shall be reported immediately by the Seller to the Buyer. Buyer reserves the right to cancel this order in whole or in part if Seller should fail to make deliveries in accordance with the terms of the Purchase Order and any Corporate Purchase Agreement referenced therein.
Such right of cancellation shall be in addition to Buyer's other rights and remedies, and in the event of such cancellation, Buyer shall have no liability to Seller of any kind whatsoever.
5.  PATENT, TRADEMARK, COPYRIGHT INDEMNITY
    Seller agrees to defend, indemnify and save harmless to the Buyer, its successors, assigns and/or its customers from and against any and all claims, losses, liabilities, damages, expenses, and costs arising from or by reason of any actual or claimed infringement of patents, trademarks, or copyrights, and to defend any suits based thereon, with respect to the goods or services furnished hereunder by the Seller, except where the claimed infringement arises from adherence to specifications, designs, or drawings originating from Buyer.
6.  WARRANTY
    The Seller warrants that all goods or services delivered hereunder will conform to the design and specifications and to drawings, samples or other descriptions referred to in this order, will conform strictly to the requirements of this order, will be free of defects in material and workmanship, and be delivered free and clear of all liens and encumbrances.
    Such warranties shall survive any inspection, delivery, acceptance, or payments by the Buyer for the goods or services, for the greater of six months following date of shipment or Seller's customary warranty period, unless otherwise specified herein.
    Seller also warrants that all goods delivered under this Purchase Order shall be able to accurately process data (including, but not limited to, calculating, comparing and sequencing) from, into, and between the twentieth and twenty-first centuries, including leap year calculations.
7.  COMPLIANCE WITH LAWS
    Seller shall comply with all Federal, State, and local laws applicable to this order, including but not limited to all laws, rules and regulations with respect to equal employment opportunities, fair labor standards, workman's compensation and occupational health and safety regulation and Seller shall indemnify Buyer against any claims Buyer arising as a result of Seller's non-compliance with this provision. All goods and services ordered herein are valid under the provisions of the Robinson-Patman (price discrimination) Act and all other pertinent orders, laws and regulations. Seller shall comply with all export laws and regulations of the United States and any other applicable jurisdiction.
8.  BUYER'S PROPERTY
    All materials, including tools, furnished or specifically paid for by
Buyer, unless otherwise specified herein, shall be the property of the Buyer, shall be subject to removal at any time without additional cost upon demand by the Buyer, shall be used only in filling orders from the Buyer, shall be kept separate from other materials or tools, and shall be clearly identified as the property of the Buyer. Seller assumes all liability for loss or damage, with the exception of normal wear and tear and agrees to supply detailed statements of inventory promptly upon request.
9.  INDEMNIFICATION AND INSURANCE
    Seller agrees to protect, defend, indemnify and save Buyer harmless from all sums, costs, and expenses which Buyer may incur or be obligated to pay as a result of any and all claims, demands, causes of action or judgments of every nature whatsoever in favor of any person, including both Seller's and Buyer's employees, on account of personal injury or death or damages to property incident to or resulting directly or indirectly from the performance by Seller hereunder.
    Seller further shall maintain, at its expense, a policy or policies of products liability insurance, with contractual liability endorsement, in such amounts and with such companies and containing such other provisions as shall be satisfactory to Buyer covering items sold and services rendered to Buyer hereunder. All such policies shall have Creative Labs as named insured and provide the minimum coverage unless reasonably modified by Creative Labs as follows:
                   General Aggregate        $2,000,000
                   Products-Comp/Op          2,000,000
                   Personal & Adv Injury     1,000,000
                   Each Occurrence           1,000,000
                   Fire Damage                  50,000
                   Medical Expenses              5,000
    In the event that Seller has its employees, contractors, or agents on-site at Buyer's location, Seller shall also provide minimum coverage as follows:
                   Each Account        $1,000,000
                   Disease-Policy Limit          1,000,000
                   Disease-Each Employee         1,000,000
    All such policies shall provide that the coverage thereunder shall not be terminable without at least thirty (30) days prior written notice to Buyer. Seller shall also promptly supply satisfactory evidence to Buyer upon demand, of the existence of said aforementioned policy or policies.
10. ASSIGNMENT OF RIGHTS
    Seller shall not delegate any duties or assign any rights or claims under this contract or for breach thereof without the written consent of Buyer and no delegation or assignment without such consent shall be binding on the Buyer.
All claims for monies due or to become due from Buyer shall be subject to deduction by Buyer for any setoff or counterclaim arising out of this or any other of Buyer's transactions with Seller whether such setoff or counterclaim arose before or after this order or any consented assignment by Seller.
11. CHANGES
    Buyer may at any time make changes in the delivery schedule, drawings, quantities, designs and specifications but no change will be allowed unless authorized by the Buyer in writing. Buyer may also make changes in the method of shipping, packing, and place of delivery by any means of communication. If any such change affects costs or delivery schedules of this order an equitable adjustment shall be made, provided Seller makes a written claim thereof within 15 days from the date of Buyer's written notification.
12. INSOLVENCY
    In the event of any proceedings, voluntary or involuntary, in bankruptcy or insolvency by or against Seller, including any proceeding under the applicable Federal or State Bankruptcy law currently in effect, or in the event of the appointment, with or without the Seller's consent, of an assignee for the benefit of creditors or of a receiver, the Buyer shall be entitled to elect to cancel any unfilled part of this order without any liability whatsoever.
13. PROPRIETY RIGHTS/TRADE SECRETS
    Any information, data, or materials provided by the Buyer to Seller and designated as proprietary, confidential, or trade secrets shall be treated by Seller as a trade secret and as a confidential disclosure to Seller and shall at no time thereafter be communicated or disclosed or permitted to be revealed to third parties. Seller shall promptly return to Buyer all copies of information, data, or materials covering any such proprietary or confidential information upon Buyer's request.
14. OBJECTIVE QUALITY EVIDENCE
    Seller agrees to maintain objective quality evidence for goods or services supplied hereunder. Seller shall supply such evidence upon request.
15. LABOR DISPUTES
    Seller agrees that whenever an actual or potential labor dispute delays or threatens to delay its timely performance hereunder, Seller will immediately give written notice to the Buyer.
16. TITLE AND RISK OF LOSS
    Notwithstanding any provision hereof to the contrary, title to, and risk of loss of, the goods shall remain with the Seller until the goods are delivered at the F.O.B. destination point specified in this Purchase Order, or if no such point is specified, then when the goods are delivered to the Buyer. However, if the goods are of an explosive, inflammable, toxic or otherwise dangerous nature, Seller shall hold Buyer harmless from and against any and all claims asserted against Buyer on account of any personal injuries and/or property damages caused by the goods, or by the transportation thereof, prior to the completion of unloading at Buyer's plant or warehouse. Unless otherwise specified all shipments shall be F.O.B. destination, and shall be in accordance with Buyer's shipping instructions. All goods ordered shall be appropriately packaged to protect against damage during shipment.
17. DEFECTIVE WORK; INSPECTION
    Each and every good or service purchased hereunder is subject to Buyer's inspection and approval at any place Buyer may reasonably designate. Buyer expressly reserves all rights, without liability hereunder or otherwise, to reject and refuse acceptance of any item of goods or services which do no conform in all respects to (a) any instructions contained herein; (b) Buyer's specifications, drawings, designs, blueprints and data; and (c) each of Seller's warranties, whether such warranties be expressed or implied. Buyer shall have reasonable time after receipt of goods to inspect them for conformity thereto, and receipt of goods and payment therefor prior to inspection shall not constitute acceptance. If any of the goods or services are defective in material or workmanship or otherwise not in conformity with the requirements of this order, Buyer shall have the right to either reject them or to require their correction or substitution, and to return them at Seller's risk and expense, including transportation both ways.
18. OVERSHIPMENT
    Subject to inspection and acceptance, Buyer will be liable for payment only for quantities ordered and delivered. Overshipment shall be held at Seller's risk and expense for a reasonable time awaiting shipping instructions. Shipping for returns shall be made at Seller's risk of loss and expense.
19. REMEDIES
    The rights and remedies provided to Buyer herein shall be cumulative and in addition to any other rights and remedies provided under the Uniform Commercial Code, or otherwise at law or in equity. Seller's sole remedy in the event of breach of contract by Buyer shall be the right to recover damages in an amount equal to the difference between market price to third parties at the time of breach and contract price.
20. WAIVER
    Waiver of breach of any provision of its Purchase Order shall not constitute waiver of full compliance with such provision thereafter nor shall it be construed as a waiver of any other breach.
21. GOVERNING LAW
    This Purchase Order shall be interpreted and governed in all respects according to the laws of the State of California.

                                      EXHIBIT C
                              CSW MARKETING COMMITMENTS

1.  CompUSA agreements:
    (a)  co-op accrual
    (b)  MDF accrual
    (c)  Internet accrual

2.  MicroCenter MDF/co-op accrual

                                      EXHIBIT D
                           MUTUAL NON-DISCLOSURE AGREEMENT


                                    [SEE ATTACHED]

                              MUTUAL CONFIDENTIALITY AND
                               NON-DISCLOSURE AGREEMENT


    This Agreement is made and entered into on the 18th day of October, 1996.

BETWEEN:
(1) Creative Labs, Inc. having its principal offices at 1901 McCarthy Boulevard, Milpitas, CA 95035 ("Creative"),

(2) Cambridge SoundWorks, a Massachusetts corporation having its principal offices at 311 Needham St., Newton, MA 02164 ("CSW")

WHEREAS:

1. Creative and CSW are engaged in discussions with respect to a possible business or financial arrangement or venture between them relating to multimedia technology, and speakers, and amplifiers.

2. In connection therewith disclosure of certain information which is proprietary/confidential to the parties may become necessary or desirable.

3. Each party is willing to disclose such Proprietary/Confidential Information to the other parties upon the terms and conditions herein set forth and each party is willing to maintain the confidentiality of such information disclosed to it by the other parties in accordance with the terms and conditions hereof.

NOW THEREFORE, in consideration of the disclosure of such Proprietary/Confidential Information and the mutual covenants and promises herein contained, it is agreed as follows:

1.  INTERPRETATION
    For the purposes of this Agreement "Proprietary/Confidential Information" shall mean any and all proprietary, secret information, technical data or know-how related to any aspect of either party's business or technology including, without limitation, data, know-how, formulae, designs, photographs, drawings specification, software programs and samples and any other material bearing or incorporating any such information which is disclosed by one party to the other, which information, data or know-how is marked or stipulated as being "Proprietary", "Confidential", "Strictly Private" or otherwise, using words of similar significance. Such disclosure may be made either directly or indirectly, in writing, orally or by drawings, plans or inspection of products, materials parts or equipment.

2.  UNDERTAKING OF THE PARTIES
    Each party hereby undertakes to treat and maintain all Proprietary/Confidential Information received from any of the other parties in confidence. With respect thereto, each party hereby undertakes and agrees as follows:
    i) For a period of 5 years from the date of this Agreement, the receiving party shall not publish, disseminate nor disclose any Proprietary/Confidential Information received from any of the other parties to any third party except to those of its own employees having a valid need to know the information in the course of employment and such disclosure shall be on terms not less restrictive than those herein contained.

    ii) The receiving party shall use the same degree of care to avoid disclosure or use of the Proprietary/Confidential Information as it uses in respect of its own information of like importance but in no case less than a reasonable degree of care.

    iii) The receiving party shall in accordance with the request of the other parties, either return all copies, recording and tangible manifestations of Proprietary/Confidential Information or destroy the same following a determination by any of the parties not to enter into any arrangement or venture with each other of the kind contemplated herein or upon the termination of any related memorandum of understanding or agreement entered into between the parties or upon the written request of the disclosing party.

3.  EXCEPTIONS
    The aforesaid restrictions on the parties shall not apply to any Proprietary/Confidential Information which:
    i) can be proved by documentary evidence to be such Proprietary/Confidential Information that was already in the possession of the receiving party and at its free disposal before the disclosure hereunder to it;
    ii) is received by the receiving party from third parties without accompanying secrecy or confidentiality obligations and not in violation of any duty of confidence under this agreement;
    iii) is independently developed by the receiving party;
    iv) is or becomes generally available to the public in printed publications in general circulation through no act or default on the part of the receiving party or its agents or employees;
    v) is furnished to a third party by a party hereto who owns such Proprietary/Confidential Information without similar restriction on the third party's rights;
    vi)  is approved for release by written authorization of the other party;
         or
    vii) is disclosed pursuant to any requirement or request by operation of law provided that the receiving party shall prior to disclosure notify the disclosing party of any such requirement or request.

4.  OWNERSHIP
    All Proprietary/Confidential Information disclosed pursuant to this Agreement, shall be and remain the property of the disclosing party. Nothing in this Agreement shall be construed as granting or conferring any rights by license or otherwise, expressly, impliedly or otherwise for any of the Proprietary/Confidential Information disclosed by the disclosing party hereunder. All Proprietary/Confidential Information, existing in written form or recorded in any other tangible medium, shall be returned to the disclosing party upon its request, together with any reproductions or copies thereof. Further, upon the disclosing party's request, notes, memoranda and reports which incorporates the Proprietary/Confidential Information shall, without exception, be destroyed.

5.  ORAL DISCLOSURE
    In the event the disclosing party of such Proprietary/Confidential Information orally discloses the information to the receiving party, the disclosing party agrees to promptly notify the receiving party of the confidentiality of such oral disclosure and reduce to writing such Proprietary/Confidential Information and submit the same to the receiving party within 15 days of such oral disclosure, failing which the receiving party shall not be bound by the confidentiality obligations as herein provided as regards the said Proprietary/Confidential Information disclosed orally.

6.  AUTHORIZATION
    Each party agrees that necessary authorizations, permits or licenses including export licenses as may be required will be obtained prior to the exportation/disclosure of any Proprietary/Confidential Information relating to the technology of the other party. The disclosing party shall notify the receiving party of the need to obtain any required authorizations, permits and licenses and/or the need to comply with any relevant laws or regulations relating to the disclosure. The disclosing party shall obtain the required authorizations, permits and licenses.

7.  SURVIVAL
    The aforesaid obligations of the receiving party shall survive the termination of this Agreement.

8.  LIMITED WARRANTY
    Each party hereto warrants that it has the right to disclose the Proprietary/Confidential Information which it discloses to the other parties and that the Proprietary/Confidential Information disclosed is, to the best of its knowledge, correct. Nothing contained in this agreement shall be construed to obligate any party to disclose any information to the other parties.

9.  REMEDY FOR BREACH
    It is understood and agreed between the parties that any breach of the obligations of confidentiality contained in this Agreement may cause the disclosing party irreparable loss. Accordingly, and in addition to any other remedies a party may have at law or equity, the disclosing party shall be entitled to obtain injunctive relief against the receiving party to prevent any further or continuing breach of the receiving party's obligations or additional damage to the disclosing party in the event such loss is in fact incurred by the disclosing party as a result of the breach or is imminent.

10. SEVERABILITY
    If, for any reason, a court of competent jurisdiction finds any provision of this Agreement, or any portion hereof, to be unenforceable, such decision shall not affect the validity of the remaining portion, which remaining portion shall continue in full force and effect as if this Agreement had been executed with the invalid portion thereof eliminated therefrom.

    In the event that a portion of this Agreement shall be declared to be invalid, then the parties agree, that they shall, in good faith, negotiate with one another to replace such invalid provision with a valid provision as similar as possible to that which had been held to be invalid.

11. TERMINATION
    This Agreement shall govern all matters referred to herein until terminated by either party upon thirty days written notice to the other or in accordance with this Agreement. Upon termination, all information and derivatives shall be returned to the respective parties. Notwithstanding the termination, each party shall continue to fulfill its obligations hereunder for a period of five (5) years thereafter.

12. MISCELLANEOUS
    Any notice or communication to be given under this Agreement shall be given if delivered in writing to the intended recipient at the address and marked for the attention of the person set out in this Agreement or as may be notified from time to time by the party concerned.

    This Agreement shall be fully binding upon, inure to the benefit of and be enforceable by the parties hereto, their legal representatives and other respective successors and assigns. Each party shall not make any assignment of this Agreement or any interest therein without the prior written consent of the other party.

    The failure of any party to insist upon or enforce strict performance of any of the provisions of this Agreement or to exercise any rights or remedies under this Agreement shall not be construed as a waiver or relinquishment to any extent of such party's rights to assert or rely upon any such provisions, rights or remedies in that or any other instance; rather the same shall remain in full force and effect.

    The terms of this Agreement are confidential and shall not be disclosed to third parties without the written consent of all parties, except to the extent required by a court or regulatory agency of competent jurisdiction.

13. GOVERNING LAW
    This Agreement shall be governed by, construed and enforced in accordance with California Law.

IN WITNESS WHEREOF, the parties have hereunto set their hands the day and year first written above.

CREATIVE LABS, INC.                    CAMBRIDGE SOUNDWORKS



Signature:    /S/ Dan Banerje          Signature:    /S/ Robert S. Mainiero
          -----------------------            ---------------------------------

Name:     Dan Banerje                  Name:     Robert S. Mainiero
     --------------------------------       ---------------------------------

Designation: Director, OEM Sales       Designation: V.P. - Business Development
            -------------------------              ----------------------------

                                       EXHIBIT E
                                  LIST OEM CUSTOMERS

The following is a list of "OEM Customers" pursuant to the definition set forth in Section 1 of the Agreement:

*

                                      EXHIBIT F



                                                 (617) 951-2100

                                       February 28, 1997



Creative Technology Ltd.
67 Ayer Rajah Crescent
Singapore 0513

Ladies and Gentlemen:

    We have acted as counsel for Cambridge SoundWorks, Inc., a Massachusetts corporation (the "Company") in connection with the issuance and sale to Creative Technology Ltd. (the "Purchaser") of 912,294 shares of the Company's Common Stock (the "Shares") and a Common Stock Purchase Warrant for the purchase of up to 257,314 shares of the Company's Common Stock (the "Warrant") pursuant to the Common Stock and Warrant Purchase Agreement dated as of February 20, 1997 between the Company and the Purchaser (the "Purchase Agreement"). Terms used in this opinion, unless otherwise defined, shall have the meanings assigned thereto in the Purchase Agreement. This opinion is furnished to you pursuant to
Section 4.5 of the Purchase Agreement.

    For purposes of the opinions expressed below, we have examined executed counterparts of:

         a.   the Purchase Agreement;
         b.   the Investor Rights Agreement;
         c.   the Voting Agreement;
         d.   the Distribution Agreement; and
         e.   the Warrant.

The Purchase Agreement, the Investor Rights Agreement, the Voting Agreement, the

Distribution Agreement, and the Warrant are together referred to herein as the "Transaction Documents".

    In addition, we have examined such records, agreements and instruments of the Company, certificates of public officials and of officers of the Company and such other documents and records and such matters of law as we have deemed appropriate as a basis for the opinions hereinafter expressed. In making such examination, we have assumed the genuineness of all signatures other than those on behalf of the Company, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies. As to various facts material to the opinions set forth herein, we have relied without independent verification upon factual representations made by the Company and the Purchaser in the Transaction Documents, upon certificates of public officials and upon facts certified to us by officers of the Company. With respect to the opinions expressed in paragraph (f) below, we have not made any investigation of the records of any court or other governmental agency or body.

    Statements herein as to the truth of certain matters "to our knowledge", "known to us", or as to which we have "knowledge" refer to the knowledge consciously held by the individual lawyers in our firm who participated in the negotiation and drafting of the Transaction Documents, without independent investigation.

    For purposes of the opinions expressed herein, we have assumed that at all relevant times the Purchaser had all requisite power and authority and had taken all necessary action to enter into and perform all of its obligations under the Transaction Documents to which the Purchaser is a party and that each such Transaction Document was and will continue to be the valid, binding and enforceable obligation of the Purchaser. For purposes of the opinions expressed in paragraphs (g) and (h) below, we have also assumed the accuracy of the representations and warranties made by the Purchaser in Section 3 of the Purchase Agreement. You have not asked us to express, and we do not express, any opinion concerning the application of any statute, law, rule or regulation to the authority of the Purchaser to enter into and to carry out its obligations, and to exercise its rights, under the Transaction Documents.

    We are members of the bar of the Commonwealth of Massachusetts, and we express no opinion with respect to the law of any other jurisdiction except for the federal laws of the United States of America.

    Based upon and subject to the foregoing and subject also to the general qualifications stated following paragraph (h) below, it is our opinion that:

    (a) The Company is a corporation duly organized and existing under the laws of the

Commonwealth of Massachusetts, and is in corporate good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. The Company is qualified to do business as a foreign corporation in each state in which the failure to be so qualified would have a material adverse effect on the Company.

    (b) The Company has the requisite corporate power to execute and deliver the Transaction Documents, to sell and issue the Shares and Warrants in accordance with the Purchase Agreement, to issue the shares of Common Stock issuable upon exercise of the Warrants (the "Warrant Shares") and to carry out and perform its obligations under the terms of the Transaction Documents.

    (c) The authorized capital of the Company consists of (i) 2,000,000 shares of Preferred Stock, of which none are issued and outstanding and (ii) 10,000,000 shares of Common Stock, 2,889,399 of which were issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock have been duly authorized, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws. The Company has reserved 619,425 shares of Common Stock for issuance to officers, directors, employees and consultants of the Company pursuant to its 1993 Stock Option Plan (the "Stock Plan"). The Stock Plan has been duly adopted by the Board of Directors and approved by the Company's stockholders. Of such reserved shares of Common Stock, options to purchase an aggregate of 582,700 shares have been granted and are currently outstanding, and 36,725 shares of Common Stock remain available for issuance under the Stock Plan. Except for the Warrant and the outstanding options issued pursuant to the Stock Plans, and except as set forth in the Transaction Documents, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

    (d) All corporate action on the part of the Company, its directors and stockholders necessary for the authorization, execution, delivery and performance of the Transaction Documents by the Company, the authorization, sale, issuance and delivery of the Shares, the Warrant and the Warrant Shares and the performance of all of the Company's obligations under the Transaction Documents has been taken. The Transaction Documents constitute valid and binding obligations of the Company enforceable in accordance with their terms. Upon payment by the Purchaser of the consideration for the Shares as contemplated by the Purchase Agreement, the Shares will be validly issued, fully paid and nonassessable. The Warrant Shares have been duly and validly reserved and, when issued upon exercise of the Warrant in compliance with the provisions of the Warrant, will be validly issued, fully paid and nonassessable.

    (e) Except as otherwise disclosed in the Purchase Agreement, to our knowledge, the execution, delivery and performance by the Company of, and compliance by the Company with, the Transaction Documents, and the issuance of the Shares, the Warrant and the Warrant Shares, have not resulted and will not result in any material violation of, or conflict with, or constitute a material default under, (i) the Company's Articles of Organization or Bylaws, (ii) any agreement or other instrument of which we have knowledge and to which the Company or any of its assets is bound, or (iii) any judgment, decree, writ, injunction, order or award of any court or other governmental authority of which we have knowledge and to which the Company or any of its assets is bound.

    (f) To our knowledge, there are no actions, suits, proceedings or investigations pending or threatened against the Company or its properties before any court or governmental agency that, either in any case or in the aggregate, (i) might result in any materially adverse change in the business or financial condition of the Company or any of its properties or assets, or in any material impairment of the right or ability of the Company to carry on its business as now conducted, or in any material liability on the part of the Company, or (ii) questions the validity of the Transaction Documents or any action taken or to be taken in connection therewith.

    (g) No consent, approval or authorization of or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Transaction Documents, or the offer, sale or issuance of the Shares, the Warrant or the Warrant Shares, or the consummation of any other transaction contemplated by the Transaction Documents, except for notice filing that may be required to be made after the Closing under applicable federal or state securities laws.

    (h) The offer, sale and issuance of the Shares and the Warrant in accordance with the terms of the Purchase Agreement, and the issuance of the Warrant Shares upon exercise of the Warrant in accordance with its terms, constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and exempt from the registration or qualification requirements of Massachusetts law.

    Our opinions set forth above are subject to the following general qualifications:

         1. The validity and enforceability of any obligation and the exercise of rights and remedies may be limited by (i) bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting the enforcement generally of the rights and remedies of creditors or the obligations of debts, and (ii) general principles of equity (regardless of whether such enforcement is considered in a proceeding at law or in equity), including, without limitation, the discretion of any court of competent jurisdiction in granting specific performance or injunctive or other equitable relief.

         2. The enforcement of any rights or remedies is or may be subject to an implied duty on the part of the party seeking to enforce such rights to take action and made determinations on a reasonable basis and in good faith.

         3. The indemnification and contribution provisions set forth in the Investor Rights Agreement may not be enforceable to the extent that they should be found contrary to public policy.

         4. We express no opinion with respect to the choice of law provisions contained in the Transaction Documents.

    This opinion is furnished to you solely for your benefit in connection with the purchase and sale of the Shares and the Warrant under the Purchase Agreement and the consummation of the other transactions contemplated by the Transaction Documents, and this opinion may not be relied upon by any other person or entity or for any other purpose without our express, prior written consent. All of the opinions set forth herein are rendered as of the date hereof, and we assume no obligation to update such opinions to reflect any facts or circumstances which may hereafter come to our attention or any changes in the law which may hereafter occur.


                                  Very truly yours,



                                  Peabody & Arnold